Exhibit 10.1

______________________________________

JERSEY MIKE’S Holdco, LLC

A Delaware Limited Liability Company

______________________________________

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

Dated as of July 29, 2026

THE LIMITED LIABILITY COMPANY UNITS EVIDENCED BY THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH LIMITED LIABILITY COMPANY UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN. PURCHASERS OF LIMITED LIABILITY COMPANY UNITS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

TABLE OF CONTENTS

i

ii

THIRD AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

JERSEY MIKE’S HOLDCO, LLC

A Delaware Limited Liability Company

THIS THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “Agreement”) of Jersey Mike’s HoldCo, LLC (the “Company”), dated and effective as of July 29, 2026, is adopted by and among Jersey Mike’s Subs Inc., a Delaware corporation, as Managing Member (as defined below), the other Members set forth on the signature pages hereto and each other Person who becomes a Member in accordance with the terms of this Agreement.

BACKGROUND

1.
On January 7, 2025, the Company was formed as a limited liability company under the Act by the filing of the certificate of formation of Jersey Mike’s HoldCo, LLC (the “Certificate of Formation”) with the office of the Secretary of State of Delaware.
2.
On January 16, 2025, the Members of the Company entered into that certain Second Amended and Restated Limited Liability Company Agreement of the Company (the “Prior Agreement”).
3.
The Company and/or its Affiliates, including the Managing Member, are undertaking certain Offering Transactions and Reorganization Transactions in connection with the initial underwritten public offering of shares of Class A common stock of the Managing Member (the “IPO”), including, prior to the effectiveness of this Agreement, the admission of Jersey Mike’s Subs Inc. as the Managing Member of the Company.
4.
Pursuant to Section 2.11(a)(vi) and (x) of the Prior Agreement, the Board (as defined in the Prior Agreement) was permitted to form a parent holding company that would be treated as a corporation for U.S. federal income tax purposes and whose primary asset would consist of interests in the Company, which parent holding company would be the IPO Corporation (as defined in the Prior Agreement) and would control the Company following a Public Offering (as defined in the Prior Agreement), and take such other steps as the Board deems necessary, advisable or convenient, including by amending the Prior Agreement, to create a suitable vehicle for a Public Offering (as defined in the Prior Agreement).
5.
The Board caused the formation of Jersey Mike’s Subs Inc. in order to control the Company following the IPO.
6.
Pursuant to Section 10.5 of the Prior Agreement, the Board may, in its sole discretion and to the fullest extent allowable under Delaware law, amend the Prior Agreement without the consent or approval of the other Members.

7.
Jersey Mike’s Subs Inc., by its execution and delivery of this Agreement, is hereby admitted to the Company as Managing Member with effect upon the effectiveness of this Agreement, and in such capacity shall have the rights and obligations as provided in this Agreement.
8.
The Board desires to amend and restate the Prior Agreement, including to give effect to certain Offering Transactions and Reorganization Transactions undertaken in connection with the IPO, and has authorized, approved and adopted this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, each intending to be legally bound, agree as follows:

Article I

Definitions

Section 1.1 Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this Agreement:“Act” means the Delaware Limited Liability Company Act, Title 6, Delaware Code, §§ 18-101, et seq., as it may be amended from time to time.

“Additional Member” means any Person that has been admitted to the Company as a Member following the date hereof pursuant to Section 5.3 by virtue of having received Membership Interests from the Company and not from any other Member or Assignee.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(a) decrease such deficit by any amounts which such Member is obligated to restore pursuant to this Agreement or is deemed to be obligated to restore pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Treasury Regulations Sections 1.704‑2(i)(5) and 1.704‑2(g)(1); and

(b) increase such deficit by the items described in Treasury Regulations Sections 1.704‑1(b)(2)(ii)(d)(4), (5) and (6).

“Affiliate” when used with reference to another Person means any Person (other than the Company or its Subsidiaries, except when such other Person is the Company or any of its Subsidiaries), directly or indirectly, through one or more intermediaries, Controlling, Controlled by, or under common Control with, such other Person; provided, however, that notwithstanding the foregoing, (a) an Affiliate of a Person shall not include any Portfolio Companies of such Person or its Affiliates, (b) the Company and its Subsidiaries, Management Aggregator and the Managing Member shall not be deemed to be an Affiliate of Peter Cancro, the Founder Member or its Affiliates, (c) Peter Cancro, the Founder Member and their respective Affiliates shall not be deemed to be an Affiliate of the Company, (d) the Company and its Subsidiaries, Management Aggregator and the Managing Member shall not be deemed to be Affiliates of the Blackstone Member or its Affiliates, and (e) Peter Cancro and any Person directly or indirectly, through one or more intermediaries, Controlled by Peter Cancro shall be deemed an Affiliate of the Founder Member.

“Affiliated Institution” means with respect to any Covered Person, any investment fund, institutional investor or other financial intermediary with which such Covered Person is Affiliated or of which such Covered Person is a member, partner or employee.

“Affiliated Persons” has the meaning set forth in Section 3.8(c).

“Agreement” has the meaning set forth in the preamble above.

“Assignee” means any transferee to which a Member or another Assignee has transferred its interest in the Company in accordance with Article V.

“Assumed Income Tax Rate” means the highest effective combined marginal U.S. federal, state and local income tax rate applicable to an individual or corporation that is resident in New York City (whichever is higher) for such taxable year, taking into account the character of the taxable income in question, taxes imposed under Section 1411 of the Code, and the limitations on the deductibility of tax items; provided, that with the prior consent of the Blackstone Member (so long as the Blackstone Member owns any Units of the Company), the Managing Member may reduce the Assumed Income Tax Rate to any tax rate that is at least equal to the combined marginal U.S. federal, state and local income tax rate applicable to a corporation that is resident in New York City for such taxable year taking into account the character of the taxable income in question, taxes imposed under Section 1411 of the Code, and the limitations on the deductibility of tax items.

“Available Cash” means, with respect to any fiscal period, the amount of cash on hand which the Managing Member, in its sole discretion, acting in good faith, deems available for distribution to the Members, taking into account all debts, liabilities and obligations of the Company then due and amounts which the Managing Member, in its sole discretion, deems necessary to expend or retain for working capital or to place into reserves for customary and usual claims with respect to the Company’s operations.

“Bankruptcy” means, with respect to a Member, (a) the Member’s general assignment for the benefit of creditors, (b) the filing of a petition or answer seeking for the Member any reorganization, arrangement, composition, readjustment, receivership, liquidation, dissolution, protection or similar relief in any state or federal bankruptcy, insolvency, reorganization or receivership proceeding or (c) the filing of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any state or federal bankruptcy, insolvency, reorganization or receivership proceeding.

“Blackstone Majority Holders” means the Person or Persons holding a majority of Common Units held by Blackstone Members.

“Blackstone Member” means, collectively, Submarine Buyer LLC, a Delaware limited liability company (the “Purchaser”) and any Subsequent Transferee of the Purchaser (unless the Blackstone Member notifies the Company prior to any Transfer that such Subsequent Transferee shall not be a Blackstone Member) and any Affiliate of a Blackstone Member, in each case who becomes a Member in accordance with the provisions of this Agreement. In the event that the Blackstone Member refers to multiple Persons, any action required or permitted to be taken or determination required or permitted to be made by the Blackstone Member shall require the approval of either (a) the Blackstone Majority Holders or (b) the Person appointed in writing by the Blackstone Majority Holders to take such actions.

“Business Day” means any day other than a Saturday, a Sunday or a holiday on which national banking associations in the State of New York are authorized by law to close.

“Cancro Family Member” means (a) Peter Cancro, (b) any descendant of Peter Cancro (whether natural, adopted or step); (c) any spouse of Peter Cancro or of a descendant of Peter Cancro; (d) any estate, trust, guardianship, custodianship or other fiduciary arrangement for the benefit of any one or more individuals named or described in (a), (b) and (c) above, so long as one or more individuals named or described in (a), (b) and (c) above controls all rights to vote Units so owned; and (e) any corporation, partnership, limited liability company or other business organization controlled exclusively by (and all of the interests in which are owned, directly or indirectly, by) any one or more individuals or entities named or described in (a), (b), (c) and (d) above.

“Capital Account” means, with respect to any Member, the account maintained for such Member in accordance with the following provisions:

(a) To each Member’s Capital Account there shall be added such Member’s Capital Contributions, such Member’s share of Net Income and any items in the nature of income or gain which are specially allocated pursuant to Section 4.4(c) hereof, and the amount of any Company liabilities assumed by such Member or which are secured by any property distributed to such Member.

(b) To each Member’s Capital Account there shall be deducted the amount of cash and the Gross Asset Value of any property distributed (or deemed distributed) to such Member pursuant to this Agreement, such Member’s distributive share of Net Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Section 4.4(c) hereof, and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company.

(c) In the event any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest.

(d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) hereof, there shall be taken into account Section 752(c) of the Code and any other applicable provisions of the Code.

(e) The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704‑1(b), and shall be interpreted and applied in a manner consistent with such Regulations.

(f) Notwithstanding anything to the contrary, in determining the Capital Accounts of the Members, the Managing Member may make such allocations as it deems necessary to give economic effect to the provisions of this Agreement.

“Capital Contribution” means, with respect to any Member, the amount of cash and the initial Gross Asset Value of any property (other than money) contributed from time to time to the Company by such Member.

“Certificate of Formation” has the meaning set forth in the preamble above.

“Claims and Expenses” has the meaning set forth in Section 7.4.

“Class” means the classes of Units into which the interests of the Company may be classified or divided from time to time pursuant to the provisions of this Agreement.

“Class A Common Stock” means the Class A common stock of the Managing Member.

“Class A Units” means the Class A-1 Units and the Class A-2 Units.

“Class A-1 Units” means the limited liability company interests of the Company designated as “Class A-1 Units” under the Prior Agreement and having the rights, preferences and privileges set forth in the Prior Agreement.

“Class A-2 Units” means the limited liability company interests of the Company designated as “Class A-2 Units” under the Prior Agreement and having the rights, preferences and privileges set forth in the Prior Agreement.

“Class B Common Stock” means the Class B common stock of the Managing Member.

“Class B Units” means the limited liability company interests of the Company designated as “Class B Units” under the Prior Agreement and having the rights, preferences and privileges set forth in the Prior Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute. Any reference herein to a particular provision of the Code shall mean, where appropriate, the corresponding provision in any successor statute.

“Common Units” means the limited liability company interests of the Company designated as “Common Units” and having the rights, preferences and privileges set forth in, and subject to, this Agreement.

“Company” has the meaning set forth in the preamble above.

“Company Minimum Gain” has the meaning ascribed to the term “partnership minimum gain” set forth in Regulations Section 1.704‑2(d).

“Control” when used with reference to any Person means the power to direct the management or policies of such Person, directly or indirectly, by or through stock or other equity ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral); and the terms “Controlling” and “Controlled” shall have meanings correlative to the foregoing.

“Corporate Opportunity” has the meaning set forth in Section 3.8(c).

“Covered Person” means (a) each Officer, the Managing Member (including any former, additional or substitute Managing Member), and each officer and director of the Managing Member (including of any former, additional or substitute Managing Member); (b) any Affiliated Person of the Blackstone Member or any Founder Member and any Affiliates of the Partnership Representative or Designated Individual (as applicable); (c) the Designated Individual and the Partnership Representative (as applicable), in each case solely in their or its capacity as such and each such Person’s successors, heirs, estate or legal representatives; (d) any Person that is required to be indemnified by the Managing Member under the Delaware General Corporation Law, pursuant to and in accordance with the certificate of incorporation and/or the bylaws of the Managing Member as in effect from time to time, or pursuant to and in accordance with any indemnification agreement whereby the Managing Member agrees to indemnify such Person in such Person’s capacity as a director, officer or employee of the Managing Member; (e) any officer or director of the Managing Member or any former, additional or substitute Managing Member who is or was serving at the request of the Managing Member or any additional or substitute Managing Member as an officer, director, employee, member, manager, partner, partnership representative, designated individual, agent, fiduciary or trustee of another Person, provided, that a Person shall not be a Covered Person under this clause (f) by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; (g) any other Person the Managing Member in its sole discretion designates as a “Covered Person” for purposes of this Agreement; (h) each Initial Member and; (i) any Person of which an Initial Member, the Managing Member, an Affiliated Person of an Initial Member or an Affiliated Person of the Managing Member (other than a shareholder of the Managing Member and its Affiliates) is an officer, director, manager, shareholder, partner, member, employee, representative or agent; and (j) any Person who is an Affiliate, officer, director, manager, shareholder, partner, member, employee, representative or agent of any of the foregoing in clauses (b), (c), (d), (e), (f), (g), (h) and (i) whether or not such Person continues to have the applicable status referred to in such clauses.

“Depreciation” means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be calculated with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

“Designated Individual” has the meaning set forth in Section 6.3(c).

“Disabling Conduct” means, in respect of any Person, an act or omission (a) that is a criminal act by such Person that such Person had no reasonable cause to believe was lawful, (b) that constitutes intentional fraud or bad faith by such Person or (c) with respect to any individual who is also an employee or Officer of the Company or an employee or officer of one of the Company’s Subsidiaries, a breach of fiduciary duty to the Company or one of its subsidiaries.

“Dissolution” means, with respect to a Member that is not a natural person, means (a) the filing of a certificate of dissolution (or equivalent document in such Member’s jurisdiction of organization) on such Member’s behalf, (b) such Member’s administrative dissolution, unless such Member’s legal existence is reinstated within the time period prescribed by applicable law, or (c) any other event that initiates such Member’s winding up under applicable law.

“Encumbrance” means any mortgage, hypothecation, claim, lien, encumbrance, conditional sales or other title retention agreement, right of first refusal, preemptive right, pledge, option, charge, security interest or other similar interest, easement, judgment or imperfection of title of any nature whatsoever.

“Equity Incentive Plan” means the Jersey Mike’s Subs Inc. 2026 Omnibus Incentive Plan, as amended from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Exchange Agreement” means the exchange agreement dated as of or about the date hereof among, inter alios, the Managing Member, the other Members party thereto, and the other parties thereto, as amended from time to time.

“Exchange Transaction” means an exchange of Common Units for shares of Class A Common Stock of the Managing Member pursuant to, and in accordance with, the Exchange Agreement or, if the Managing Member and the exchanging Member shall mutually agree, a Transfer of Common Units to the Managing Member, the Company or any of their Subsidiaries for shares of Class A Common Stock of the Managing Member or other consideration otherwise than pursuant to, and in accordance with, the Exchange Agreement.

“Founder Majority Holders” means the Person or Persons holding a majority of the Common Units held by the Founder Member.

“Founder Member” means, collectively, Original 56ers, Inc., a Delaware corporation (“Founder Corp”) and the Founder Trusts and each of their respective Permitted Transferees. For the avoidance of doubt, in the event that the Founder Member refers to multiple Persons, any action required or permitted to be taken or determination required or permitted to be made by the Founder Member shall solely require the approval of the Founder Member Representative.

“Founder Member Representative” means the Person designated pursuant to Section 8.9 of this Agreement.

“Founder Trusts” means the Christine Cancro Exempt Trust under the Cancro Family Dynasty Trust Agreement, dated December 29, 2020, the Caroline Jones Exempt Trust under the Cancro Family Dynasty Trust Agreement, dated December 29, 2020, the Robert Cancro Exempt Trust under the Cancro Family Dynasty Trust Agreement, dated December 29, 2020, and the Paul Cancro Exempt Trust under the Cancro Family Dynasty Trust Agreement, dated December 29, 2020.

“Governmental Authority” means any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Company or any Member, as the case may be.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset on the date of contribution, as determined by the contributing Member and the Company.

(b) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Managing Member, as of the following times:

(i) the acquisition of an additional interest in the Company (other than in connection with the execution of this Agreement) by a new or existing Member in exchange for more than a de minimis Capital Contribution, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(ii) the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company, if the Managing Member reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iii) the liquidation of the Company within the meaning of Regulations Section 1.704‑1(b)(2)(ii)(g); and

(iv) such other times as the Managing Member shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704‑1(b) and 1.704‑2.

(c) The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution, as reasonably determined by the Managing Member.

(d) The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the Managing Member determines that an adjustment pursuant to subparagraph (b) of this definition of Gross Asset Value is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

(e) If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subparagraph (a), (b), or (d) of this definition of Gross Asset Value, then such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

“Incentive Unit Award Agreement” means an Incentive Unit Award Agreement or Incentive Unit Subscription Agreement, as applicable, between the Company and one or more Management Members, in a form approved by the Board (as defined in the Prior Agreement) or the Managing Member, as applicable, as it may be amended or supplemented from time to time.

“Incentive Unit Exchange” has the meaning set forth in Section 5.4(f).

“Incentive Unit Exchange Rate” means, at any time, the quotient of (a) the excess of (x) the Per Common Unit Equity Value on the date of the Incentive Unit Exchange over (y) the sum of the Participation Threshold applicable to such Incentive Unit and the amount of any Tax Distributions made in respect of the applicable Incentive Unit after the date of the IPO and prior to it becoming a Participating Incentive Unit, divided by (b) the Per Common Unit Equity Value on the date of the Incentive Unit Exchange; provided that if the number determining by the foregoing calculation is a negative number, the Incentive Unit Exchange Rate shall be deemed to be zero (0).

“Incentive Units” means the limited liability company interests of the Company designated as “Incentive Units” and having the rights, preferences and privileges set forth in, and subject to, this Agreement.

“Initial Members” means the Blackstone Member and the Founder Member.

To “invest” shall mean to directly (or indirectly through a Person of whom such Person possesses or exercises, directly or indirectly, Control or influence over, or provides advice regarding, the investment decisions or management of such entity, in each case, in exchange for compensation) invest, whether in the form of debt, equity or otherwise.

“Investment Company Act” means the Investment Company Act of 1940, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“IPO” has the meaning set forth in the preamble.

“IPO Common Unit Issuance” means the issuance of Common Units undertaken in connection with the IPO.

“Management Aggregator” means Jersey Mike’s Management Aggregator LLC, a Delaware limited liability company.

“Management Aggregator Equity Incentive Plan” means the Management Aggregator Equity Incentive Plan, as amended from time to time.

“Management Member” means the holders of Common Units or Incentive Units under this Agreement who provide or provided services to the Company or its Affiliates.

“Managing Member” means Jersey Mike’s Subs Inc., a corporation incorporated under the laws of the State of Delaware, or any successor Managing Member admitted to the Company in accordance with the terms of this Agreement, in its capacity as the managing member of the Company.

“Master Reorganization Agreement” means that certain Master Reorganization Agreement, dated as of July 29, 2026, by and among Jersey Mike’s Subs Inc., the Company and the other parties thereto.

“Member” means (a) the Managing Member, (b) the Blackstone Member, (c) the Founder Member, (d) the Management Aggregator and (e) each other Person who is hereafter admitted to the Company as a Substitute Member or Additional Member in accordance with the terms of this Agreement and the Act. The Members shall constitute the “members” (as that term is defined in the Act) of the Company. Notwithstanding any provision of this Agreement to the contrary, the Members shall constitute a single class or group of members of the Company for voting and related purposes of the Act and this Agreement.

“Member Minimum Gain” means an amount with respect to each “partner nonrecourse debt” (as defined in Treasury Regulations Section 1.704-2(b)(4)) equal to the Company Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulations Section 1.752-1(a)(2)) determined in accordance with Treasury Regulations Section 1.704‑2(i)(3).

“Member Nonrecourse Debt” has the meaning assigned to “partner nonrecourse debt” in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deduction” has the meaning ascribed to the term “partner nonrecourse deductions” set forth in Regulations Section 1.704-2(i)(2).

“Membership Interest” means the entire limited liability company interest of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled as provided in this Agreement, together with the obligations of such Member to comply with all the terms and provisions of this Agreement. Membership Interests shall be expressed as a number and type of Units.

“Net Income” or “Net Loss” means for each taxable year of the Company, an amount equal to the Company’s taxable income or loss for such taxable year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

(a) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable income or loss;

(b) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) of the Code expenditures pursuant to Regulations Section 1.704‑1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be subtracted from such taxable income or loss;

(c) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d) Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, Depreciation shall be taken into account for such fiscal year;

(f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code is required pursuant to Regulations Section 1.704‑1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g) Notwithstanding any other provision of this definition of Net Income or Net Loss, any items which are specially allocated pursuant to Section 4.4(c) hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Section 4.4(c) hereof shall be determined by applying rules analogous to those set forth in this definition of Net Income or Net Loss.

“Offering Transactions” has the meaning set forth in the Registration Statement.

“Officer” means each Person designated as an officer of the Company pursuant to Section 3.4, subject to such Section 3.4 and any resolution of the Managing Member appointing such Person as an officer or relating to such appointment.

“Other Member” means any Member that is not the Blackstone Member or the Founder Member.

“Participating Incentive Unit” means an Incentive Unit that is a Vested Unit and for which the Participation Threshold is zero (0).

“Participation Threshold” with respect to an Incentive Unit, is equal to the amount determined by the Managing Member (as adjusted for any changes to the capital structure of the Company from time to time) and communicated to the holder of such Incentive Unit and reflected in the books and records of the Company. Each Incentive Unit’s Participation Threshold shall be adjusted after the grant of such Incentive Unit as follows:

(a)
In the event of any distribution pursuant to Section 4.5 or pursuant to Section 4.5 of the Prior Agreement, the Participation Threshold of each Incentive Unit outstanding at the time of such distribution shall be reduced (but not below zero (0)) by the amount distributable to the holder of a single Common Unit in connection with such distribution; and
(b)
If the Company at any time subdivides (by any Unit split, Unit distribution or otherwise) its outstanding Units into a greater number of Units, the Participation Threshold of each Incentive Unit in effect immediately prior to such subdivision shall be proportionately reduced, and if the Company at any time combines (by reverse Unit split or otherwise) its outstanding Units into a smaller number of Units, the Participation Threshold of each Incentive Unit in effect immediately prior to such combination shall be proportionately increased.

“Partnership Representative” has the meaning set forth in Section 6.3(c).

“Per Common Unit Equity Value” means, as of any particular time, the amount to which each holder of a Common Unit would be entitled in respect of such Common Unit if the aggregate equity value of the Company as of such time (as reasonably determined by the Managing Member based on the volume weighted average price per share of the Class A Common Stock on the Trading Day prior to the date of an Incentive Unit Exchange) were distributed to the Members in accordance with Section 4.5 (assuming for these purposes that all Incentive Units are Vested Units).

“Permitted Pledge” means any pledge, hypothecation or grant of security over Units by the Blackstone Member or the Founder Member or any Affiliate thereof with respect to all or any portion of its Units (or any beneficial interest therein) to or in favor of any bank or financial institution as collateral for (a) any loan, advance, extension of credit or (b) any derivative transaction referencing the Class A Common Stock (including, without limitation, any transaction which transfers some or all of the economic risk of ownership of Class A Common Stock, including any forward contract, equity swap, put or call, put or call equivalent position, collar, sale of exchangeable security or any similar transaction), in the case of each of clause (a) and (b), other than a total return swap or other transaction or instrument which is deemed to transfer some or all of the beneficial ownership of any Units for U.S. federal income tax purposes.

“Permitted Transferee” means, generally, with respect to any Member: (a) that is not a natural person, any Affiliate of such Member or any investment fund, vehicle or similar entity of which such Member or an Affiliate, advisor or manager of such Member serves as the general partner, manager or advisor and in which such Member or an Affiliate retains dispositive power

(but excluding any Portfolio Company of the foregoing); (b) that is a natural person or a trust for the benefit of one or more natural persons, (i) upon the death of such Person pursuant to the applicable laws of descent and distribution and (ii) such natural person’s spouse and descendants (whether natural or adopted) and any trust, partnership, limited liability company or similar vehicle established and maintained solely for the benefit of (or the sole members or partners of which are) such natural person, such natural person’s spouse and/or such natural person’s descendants, in each case of this clause (ii) only if such natural person retains control of any rights to vote Units transferred to such Permitted Transferee; or (c) subject in all respects to the provisions of this Agreement, with respect to the Founder Member, Peter Cancro or any Cancro Family Member, any Cancro Family Member, any Founder Trust and any corporation, partnership, limited liability company or other entity directly or indirectly wholly owned and controlled by one or more Cancro Family Members; provided, that no “benefit plan investor” within the meaning of Section 3(42) of the Employee Retirement Income Security Act of 1974, as amended, may be a Permitted Transferee.

“Person” means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, or any other legal entity.

“Portfolio Companies” has the meaning set forth in Section 3.8(c).

“Prior Agreement” has the meaning set forth in the preamble above.

“Reclassification” has the meaning set forth in Section 2.10(a).

“Registration Statement” means the Registration Statement on Form S-1 filed with the SEC (File No. 333-297228) as it has been or as it may be amended or supplemented from time to time, filed by the Managing Member with the Securities and Exchange Commission under the Securities Act to register the offering and sale of Class A Common Stock of the Managing Member in the IPO.

“Regulations” or “Treasury Regulations” means the Income Tax Regulations, including temporary Regulations, promulgated under the Code, as such Regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 4.4(c)(i)(E).

“Related Person” means, with respect to any natural person or a trust for the benefit of one or more natural persons, (a) such natural person’s immediate family (whether natural or adopted) or any beneficiary of such trust (each, a “Beneficiary”), as applicable, including parents, siblings, spouse and children, and any trust, custodianship, partnership, limited liability company or similar vehicle which primary beneficiary is such natural person or Beneficiary, as applicable, or one or more members of such immediate family and/or such natural person’s or Beneficiary’s, as applicable, lineal descendants and (b) the legal representative or guardian of such natural person or Beneficiary’s, as applicable, or of any such immediate family member or of such natural person’s or Beneficiary’s, as applicable, or family member’s estate in the event such natural person, Beneficiary or any such immediate family member becomes incapacitated or dies.

“Reorganization Transactions” has the meaning set forth in the Registration Statement.

“Restrictive Covenant Agreement” means that certain Restrictive Covenant Agreement, dated as of November 8, 2024, by and between Submarine Buyer LLC, Peter Cancro and Founder Corp.

“Reverse Unit Split” has the meaning set forth in Section 2.10(b).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means capital stock, partnership interests, limited liability company interests, beneficial interests, warrants, options, notes, bonds, debentures, and other securities, equity interests, ownership interests and similar obligations of every kind and nature of any Person.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated pursuant thereto.

“Services Agreements” has the meaning set forth in Section 3.8(d).

“Similar Law” means any federal, state, local, non-U.S. or other law or regulation that could cause the underlying assets of the Company to be treated as assets of a Member by virtue of its Membership Interest and thereby subject the Member and the Managing Member (or other persons responsible for the investment and operation of the Company’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.

“Subsequent Transferees” means, with respect to any Member, each Person that becomes a Substitute Member of the Company by virtue of such Person’s receiving all or a portion of its Membership Interest from such Member or from such Member’s Subsequent Transferees, in each case, in accordance with this Agreement.

“Subsidiary” means, with respect to any Person, any entity of which a majority of the total voting power of shares of stock or equivalent ownership interests entitled to vote in the election of directors, managers, trustees or other members of the applicable governing body thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof.

“Substitute Member” means any Person that has been admitted to the Company as a Member pursuant to Section 5.3 by virtue of such Person’s receiving all or a portion of a Membership Interest from a Member or its Assignee and not from the Company.

“Tax Distribution” has the meaning set forth in Section 4.5(d).

“Tax Partner” means a “partner” within the meaning of Section 7701(a)(2) of the Code.

“Trading Day” means a day on which shares of the Class A Common Stock (a) are not suspended from trading at the close of business on the Nasdaq Global Select Market or such other national securities exchange where the Class A Common Stock has been listed or admitted for trading or any successor to any such exchange and (b) have traded at least once on the Nasdaq Global Select Market or such other national securities exchange where the Class A Common Stock has been listed or admitted for trading or any successor to any such exchange. If the Class A Common Stock is not listed or admitted for trading on the Nasdaq Global Select Market or another national securities exchange, or any successor to any of the foregoing, “Trading Day” means a Business Day.

“Transfer” means (in either the noun or the verb form, including with respect to the verb form, all conjugations thereof within their correlative meanings) with respect to any Security, the gift, sale, assignment, transfer, pledge or other disposition (whether for or without consideration and whether voluntary, involuntary or by operation of law) of such Security or any interest therein. The terms “Transferee” and “Transferor” shall have meanings correlative to the foregoing.

“Unit Register” has the meaning set forth in Section 2.3.

“Units” means a fractional share of the Membership Interests of all Members. The number of Units outstanding, the Classes of Units and the holders thereof are set forth on the Unit Register, as such Unit Register may be amended from time to time pursuant hereto. With respect to any particular Class of Units, such Class of Units shall be deemed to include any equity Securities received in connection with any combination of such Units, recapitalization, merger, consolidation, division, or other reorganization, or by way of split, dividend or other distribution, in each case, in respect of such Class of Units. Except as expressly provided in this Agreement to the contrary, any reference to “Units” shall include the Common Units, Incentive Units and Units of any other Class or series that may be established in accordance with this Agreement. All Units of a particular Class shall have identical rights in all respects as all other Units of such Class, except in each case as otherwise specified in this Agreement. As of the date hereof, the only Classes of Units for purposes of this Agreement are the Common Units and the Incentive Units.

“Unvested Unit” means any Units that have not vested as of the date of determination pursuant to the terms of the applicable Incentive Unit Award Agreement.

“Vested Unit” means any Units that have vested as of the date of determination pursuant to the terms of the applicable Incentive Unit Award Agreement.

Section 1.2 Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The phrases “directly or indirectly” or “direct or indirect”, when used in the context of ownership, holdings, Control, Transfer or acquisition include ownership, holdings, Control, Transfer or acquisition, as applicable, through a chain of direct or indirect beneficial ownership or Control of one or more Persons. All the terms herein that relate to accounting matters shall be interpreted in accordance with generally accepted accounting principles from time to time in effect.

All references to “Sections” and “Articles” shall refer to Sections and Articles of this Agreement unless otherwise specified. The words “hereof” and “herein” and similar terms shall relate to this Agreement. The word “or” shall be disjunctive but not exclusive.

Article II

General Provisions

Section 2.1 Formation; Continuation. The Company has been organized as a Delaware limited liability company by the execution and filing of the Certificate of Formation under and pursuant to the Act by an “authorized person” of the Company within the meaning of the Act. Each of the Managing Member and each Officer is hereby designated as an “authorized person” of the Company within the meaning of the Act. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control. The Persons listed on the Unit Register as members of the Company as of the date hereof shall be admitted to the Company, or shall continue, as applicable, as Members upon their execution of this Agreement.

Section 2.2 Name. The name of the Company is “Jersey Mike’s HoldCo, LLC” and all Company business shall be conducted in that name or in such other names that comply with applicable law as the Managing Member may select from time to time.

Section 2.3 Members. The name and address of each Member shall be kept with the unit register filed with the Company’s records (“Unit Register”). The Managing Member or an Officer of the Company may revise the Unit Register from time to time to reflect the admission or resignation of a Member, the designation of any Member as a Founder Member, or a Blackstone Member, the making of additional Capital Contributions, the Transfer of Units pursuant to Section 5.4 or other modifications to the information set forth therein, in each case in accordance with the terms of this Agreement.

Section 2.4 Term. The term of the Company commenced on the date the Certificate of Formation was filed with the office of the Secretary of State of the State of Delaware and the Company shall continue in existence indefinitely until dissolved as determined under Section 5.2 and subsequently terminated.

Section 2.5 Purpose; Powers.

(a) The nature of the business or purposes to be conducted or promoted by the Company is to engage in any lawful act or activity for which limited liability companies may be organized under the Act. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

(b) In furtherance of its purposes stated in Section 2.5(a), the Company shall have all powers necessary, suitable or convenient for the accomplishment of its purposes, alone or with others, as principal or agent, including the following:

(i) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(ii) to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, refinance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(iii) to enter into, perform and carry out contracts of any kind, including contracts with any Member, any Affiliate or Portfolio Company thereof, or any agent of the Company necessary to, in connection with, convenient to or incidental to the accomplishment of the purpose of the Company;

(iv) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and perform the duties created thereby) or Persons or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

(v) to lend money for any proper purpose, to invest and reinvest its funds and to take and hold real and personal property for the payment of funds so loaned or invested;

(vi) to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;

(vii) to appoint employees and agents of the Company and define their duties and fix their compensation;

(viii) to indemnify any Person in accordance with the Act and to obtain any and all types of insurance;

(ix) to cease its activities and cancel its Certificate of Formation;

(x) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

(xi) to borrow money and issue evidences of indebtedness and guaranty indebtedness (whether of the Company or any of its Subsidiaries or otherwise), and to secure the same by a mortgage, pledge or other lien on the assets of the Company;

(xii) to pay, collect, compromise, litigate, arbitrate or otherwise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities; and

(xiii) to make, execute, acknowledge and file any and all documents or instruments, or to take such other action, necessary, convenient or incidental to the accomplishment of the purpose of the Company.

(c) Managing Member. Subject to the provisions of this Agreement, (i) the Company may, with the approval of the Managing Member, enter into and perform any and all documents, agreements and instruments contemplated by this Agreement, all without any further act, vote or approval of any Member and (ii) the Managing Member may authorize any Person (including any Officer) to enter into and perform any document on behalf of the Company.

Section 2.6 Foreign Qualification. The Company shall be qualified or registered under foreign limited liability company statutes or assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company owns property or transacts business to the extent, in the judgment of the Managing Member, such qualification or registration is necessary or advisable in order to protect the limited liability of the Members or to permit the Company lawfully to own property or transact business. Each Officer shall have the power and authority to execute, file and publish any certificates, notices, statements or other documents (and any amendments and/or restatements thereof) necessary to permit the Company to conduct business as a limited liability company in each jurisdiction where the Company elects to do business. At the request of the Managing Member or any Officer, each Member shall execute and deliver all certificates and other instruments conforming with this Agreement that are necessary or appropriate to qualify, register, continue and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may reasonably be expected to conduct business.

Section 2.7 Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Managing Member may designate from time to time in the Certificate of Formation. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate of Formation or such other Person or Persons as the Managing Member may designate from time to time in the Certificate of Formation. The principal office of the Company shall be at 1 Commvault Way, S300, Tinton Falls, NJ 07724 or at such place as the Managing Member may designate from time to time subject to the terms of this Agreement, which need not be in the State of Delaware, and the Company shall maintain records there. The Company may have such other offices as the Managing Member may designate from time to time.

Section 2.8 No State-Law Partnership. The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member or

Officer shall be a partner or joint venturer of any other Member or Officer, for any purposes other than federal and, if applicable, state or local tax purposes, and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state and local income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

Section 2.9 Amendment and Restatement. This Agreement amends, restates and supersedes in its entirety the Prior Agreement.

Section 2.10 Classes.

(a) As of the effective time designated in the Master Reorganization Agreement, the outstanding Class A Units are hereby reclassified into and shall constitute Common Units, on a one-for-one basis, and the outstanding Class B Units are hereby reclassified into and shall constitute Incentive Units, on a one-for-one basis (the foregoing being referred to herein as the “Reclassification”). Each Member of the Company shall be a Managing Member, Common Member and/or Incentive Member, and each category of Member shall have the rights set forth herein. Jersey Mike’s Subs Inc. upon execution of this Agreement is hereby appointed the Managing Member of the Company (including any Substitute Member of such Person, the “Managing Member”). Any holder of a Common Unit that is admitted to the Company as a member of the Company other than the Managing Member shall be a “Common Member.” Any holder of an Incentive Unit that is admitted to the Company as a member of the Company shall be an “Incentive Member.”

(b) Effective immediately following the Reclassification, (i) each Common Unit issued and outstanding shall automatically and without further action on the part of the Company or any Common Member be reclassified into a fraction of one Common Unit as set forth in the books and records of the Company, and (ii) each Incentive Unit issued and outstanding shall automatically and without further action on the part of the Company or any Incentive Member be reclassified into a fraction of one Incentive Unit as set forth in the books and records of the Company (clauses (i) and (ii) of this sentence being referred to in this Agreement as the “Reverse Unit Split”); provided that each Common Member and each Incentive Member shall be treated similarly on a pro rata basis in the Reverse Unit Split. The number of Common Units and Incentive Units held by each Member as of the date hereof is set forth on the Unit Register. Notwithstanding anything in this Agreement to the contrary (other than as expressly provided in Section 8.5), to the fullest extent permitted by applicable law, the holders of Incentive Units shall not have any right to vote on any matter in respect of the Company.

(c) Subject to the provisions of this Agreement, including the final sentence of this Section 2.10(c), the Managing Member shall have the sole authority to create and issue additional Classes, one or more series of any such Classes or other Securities of the Company, which may include, without limitation, unsecured and secured debt obligations of the Company, debt obligations of the Company convertible into any Class or series of Units or other limited liability company interests of the Company that may be issued by the Company, options, rights or warrants to purchase any such Class or series of Units or other limited liability company interests in the Company, or any combination of any of the foregoing, from time to time (“Additional

Securities”), for any purpose, on terms and conditions established in the sole and complete discretion of the Managing Member, all without the approval of any other Member or any other Person bound by this Agreement, and the total number of Units of any such Class which the Managing Member shall have the authority to cause the Company to issue shall not be limited, subject to Section 5(b) of the Equity Incentive Plan and Section 3 of the Management Aggregator Equity Incentive Plan. Notwithstanding anything to the contrary contained in this Agreement, without the prior written consent of the Blackstone Member and the Founder Member, the Company shall not issue any Additional Securities if such issuance would cause the Company to become a “publicly-traded partnership,” as such term is defined in Section 469(k)(2) of the Code or Section 7704 of the Code or cause the Company to have more than one hundred (100) Tax Partners, and any issuance of Additional Securities in violation of this Section 2.10(c) shall be void ab initio.

(d) Additional Securities to be issued by the Company shall be issuable from time to time (including, without limitation, the IPO Common Unit Issuance) in one or more Classes or series, at such price, and with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers, and duties senior to existing limited liability company interests or other Securities of the Company or Classes or series thereof, all as shall be fixed by the Managing Member in the exercise of its sole and complete discretion, including, without limitation: (i) the right of such Additional Securities or Class or series thereof to share in distributions; (ii) the rights of such Additional Securities or Class or series thereof upon dissolution and liquidation of the Company; (iii) whether such Additional Securities or Class or series thereof are redeemable by the Company and, if so, the price at which, and the terms and conditions on which, such Additional Securities or Class or series thereof may be redeemed by the Company; (iv) whether such Additional Securities or Class or series thereof are issued with the privilege of conversion and, if so, the rate at and the terms and conditions upon which such Additional Securities or Class or series thereof may be converted into any other limited liability company interest in, or security of, the Company or Class or series thereof; (v) the terms and conditions of the issuance of such Additional Securities or Class or series thereof; and (vi) the rights of such Additional Securities or Class or series thereof to vote on matters relating to the Company and this Agreement.

(e) In connection with the creation or issuance pursuant to and in accordance with Section 2.10(c) and Section 2.10(d) of any Additional Securities or any Class or series thereof, the Managing Member, in its sole discretion and without the approval at the time of any other Member or other Person bound by this Agreement and subject to the restrictions in Section 8.5, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, as the Managing Member determines in its sole discretion to be necessary, desirable or advisable to reflect the creation, authorization and issuance of such Additional Securities or Class or series thereof and the relative rights and preferences of such Additional Securities or Class or series thereof.

(f) Notwithstanding anything to the contrary in this Section 2.10, the number of Incentive Units outstanding shall be appropriately adjusted for any Unit split, Unit distribution, combination, reclassification, recapitalization, merger, consolidation, division, exchange or the like of the number of Common Units.

(g) The Managing Member may cause the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire Membership Interests or other Securities of the Company or any of its Subsidiaries from any holder thereof at any time; provided, that neither the Company nor any of its Subsidiaries shall repurchase, redeem or otherwise acquire any Membership Interests or other Securities held by an Initial Member (or any Permitted Transferee thereof) without the prior written consent of such Initial Member (other than pursuant to an Exchange Transaction effected pursuant to, and in accordance with, the Exchange Agreement).

(h) The Company and the Managing Member shall at all times maintain (i) a one-to-one ratio between the number of issued and outstanding shares of Class A Common Stock and the number of issued and outstanding Common Units owned, directly or indirectly, by the Managing Member and (ii) a one-to-one ratio between the number of issued and outstanding shares of Class B Common Stock and the number of issued and outstanding Common Units owned, directly or indirectly, by Members other than the Managing Member, in each case disregarding (A) treasury shares and (B) de minimis variances resulting from rounding. The Managing Member shall not issue any shares of Class A Common Stock (or securities convertible into or exercisable therefor) unless substantially concurrently the Company issues to the Managing Member (or the Managing Member otherwise acquires from a holder that is not a wholly owned subsidiary of the Managing Member) a corresponding number of Common Units (or corresponding securities of the Company with substantially identical economic rights), and the Managing Member contributes to the Company the net proceeds, if any, received by it in respect of any such issuance or acquisition. The Company shall not repurchase any Common Units (or corresponding securities of the Company with substantially identical economic rights) owned, directly or indirectly, by the Managing Member, unless substantially concurrently the Managing Member redeems a corresponding number of its Class A Common Stock (or corresponding securities of the Company with substantially identical economic rights). If the Managing Member effects any subdivision, combination, split, dividend or reclassification of the Class A Common Stock, the Common Units shall be correspondingly adjusted, and vice versa. Notwithstanding anything otherwise to the contrary herein, the Managing Member may take such other actions as it determines to be necessary or advisable in order to maintain the one-to-one ratios contemplated by this Section 2.10(h) and to maintain the economic equivalence of Common Units and shares of Class A Common Stock. This Section 2.10(h) may not be amended, waived or modified without the prior written consent of each of the Initial Members.

Section 2.11 Inspection of Books and Records. To the extent permitted under applicable law, each Member (other than the Managing Member and Initial Members) waives such Member’s right to obtain or inspect any books, records and other information of the Company, including any information relating to the Capital Contributions of the Members other than such Member’s ownership of Units and such Member’s Capital Contributions and any other information as is necessary and essential to calculate amounts due to such Member under Section 4.5 upon an Incentive Unit Exchange. For the avoidance of doubt, the Initial Members shall not be deemed to have waived any rights to receive information expressly provided in this Agreement, the Exchange Agreement, the Registration Rights Agreement or the Tax Receivable Agreement.

Section 2.12 Registered Members. The Company shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act or other applicable law.

Article III

Management

Section 3.1 Managing Member; Delegation of Authority and Duties.

(a) Managing Member. The Company shall be managed by or under the direction of a Managing Member. Subject to the provisions of this Agreement, the Managing Member shall have the sole and exclusive power and authority to manage and control the business and affairs of the Company, to make all decisions and determinations with respect to the Company or affecting the business and affairs of the Company, to take all such actions as it deems necessary, advisable, appropriate or desirable to accomplish the purposes of the Company as set forth in this Agreement and shall otherwise possess all rights and powers as provided in the Act and otherwise by law to a managing member of a limited liability company. The Members hereby consent to the exercise by the Managing Member of all such powers and rights conferred on it by the Act with respect to the management and control of the Company under this Agreement. Notwithstanding the foregoing and except as expressly set forth in this Agreement (including pursuant to Section 8.5 hereof), (i) if a vote, consent or approval of the Members is required by the Act or other applicable law with respect to any act to be taken by the Company or matter considered by the Managing Member, the Members agree that they shall be deemed to have waived and shall not have the right to vote on (or otherwise consent to or approve) such matter and (ii) the approval by the Managing Member of any proposed action of or relating to the Company shall bind each Member and shall have the same legal effect as the approval of each Member of such action. No Member (other than the Partnership Representative or Designated Individual in its capacity as such), in his, her or its capacity as a Member, shall have any power to act for, sign for or do any act that would bind the Company. Each Member acknowledges and agrees that each Member and each of their respective Affiliates and Portfolio Companies do and will continue to engage for such Member’s own account and for the account of others in other business ventures.

(b) Authority of the Managing Member. The Managing Member shall have the power and authority to delegate to one or more other Persons the rights and powers of the Managing Member to manage and control the business and affairs of the Company, including to delegate to agents and employees of a Member or the Company (including Officers) or its Subsidiaries, and to delegate by a management agreement or another agreement with, or otherwise to, one or more of its Affiliates or its or its Affiliate(s)’ respective directors, officers, managers or equivalent persons. The Managing Member may authorize any Person (including any Officer), other than a Member, to enter into and perform under any document on behalf of the Company.

(c) Authority as an Equity Holder. Each Member agrees that any Officer (at the instruction of the Managing Member), on behalf of the Company, shall have the exclusive right to vote (or cause to vote) or execute (or cause to execute) consents with respect to Securities issued by other Persons held by the Company, directly or indirectly, on any matter to be voted upon at any meeting of the holders of such Securities or in connection with any proposed action by written consent of the holders of such Securities.

(d) Reimbursement of Expenses. The Company shall pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals) incurred in pursuing and conducting, or otherwise related to, the activities of the Company. The Company shall also, in the sole discretion of the Managing Member, bear and/or reimburse the Managing Member for (i) any costs, fees or expenses incurred by the Managing Member in connection with serving as the Managing Member and (ii) all other expenses allocable to the Company or its Subsidiaries or otherwise incurred by the Managing Member in connection with operating the Company’s business (including expenses allocated to the Managing Member by its Affiliates). To the extent that the Managing Member determines in its sole discretion that such expenses are related to the business and affairs of the Managing Member that are conducted through the Company and/or its Subsidiaries (including expenses that relate to the business and affairs of the Company and/or its Subsidiaries and that also relate to other activities of the Managing Member), the Managing Member may cause the Company to pay or bear all expenses of the Managing Member, including, without limitation, compensation and meeting costs of the board of directors or similar body of the Managing Member, any salary, bonus, incentive compensation and other amounts paid to any Person including Affiliates of the Managing Member to perform services for the Company, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, except to the extent such franchise taxes are based on or measured with respect to Net Income or profits, provided that the Company shall not pay or bear any income tax obligations of the Managing Member or any obligations of the Managing Member under that certain Tax Receivable Agreement dated as of or about the date hereof among, inter alios, the Managing Member and the other Persons from time to time party thereto, as amended from time to time. Reimbursements pursuant to this Section 3.1(d) shall be in addition to any reimbursement to the Managing Member as a result of indemnification pursuant to Article VII.

Section 3.2 Compensation. The Managing Member shall not be entitled to any compensation for services rendered to the Company in its capacity as Managing Member.

Section 3.3 Approval or Ratification of Acts or Contracts. Subject to the terms of this Agreement (including Section 3.1(b)), any act or contract that shall be approved or be ratified by the Managing Member shall be as valid and binding upon the Company and upon all the Members (in their capacity as Members) as if it shall have been approved or ratified by every Member of the Company.

Section 3.4 Officers.(a) Designation and Appointment. The Managing Member may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company’s business (subject to the supervision and control of the Managing Member), including employees, agents and other Persons (any of whom may be a Member) who may be designated as Officers of the Company. Any number of offices may be held by the same Person. In its discretion, the Managing Member may choose not to fill any office for any period as it may deem advisable. Officers need not be residents of the State of Delaware or Members. Any Officers so designated shall have such authority and perform such duties as the Managing Member may, from time to time, delegate to them. The Managing Member may assign such titles to particular Officers as the Managing Member may authorize. Each Officer shall hold office until such Officer’s successor shall be duly designated and shall qualify or until such Officer’s death or until such Officer shall resign or shall have been removed in the manner hereinafter provided. The salaries or other compensation, if any, of the Officers of the Company shall be fixed from time to time by the Managing Member.

(b) Resignation/Removal. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Managing Member. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause, at any time by the Managing Member. Designation of an Officer shall not of itself create any contractual or employment rights.

Section 3.5 Management Matters.

(a) All property owned by the Company shall be registered in the Company’s name, in the name of a nominee or in “street name” as the Managing Member may from time to time determine. Any corporation, brokerage firm or transfer agent called upon to transfer any Securities to or from the name of the Company shall be entitled to rely on instructions or assignments signed or purported to be signed by an Officer or any other Person authorized by the Managing Member without inquiry as to the authority of the Person signing or purporting to sign such instructions or assignments or as to the validity of any transfer to or from the name of the Company. At the time of any such transfer, any such corporation, brokerage firm or transfer agent shall be entitled to assume that (i) the Company is then in existence and (ii) that this Agreement is in full force and effect and has not been amended, in each case unless such corporation, brokerage firm or transfer agent shall have received written notice to the contrary.

(b) The Managing Member may take all actions which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to enable the Company to conduct the business in which it is engaged) and (ii) for the maintenance, preservation and operation of the business of the Company in accordance with the provisions of this Agreement and applicable laws and regulations. The Managing Member may file or cause to be filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Company is formed or qualified, such certificates (including certificates of limited liability companies and fictitious name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or as are required to reflect the identity of the Members and the amounts of their respective Capital Contributions.

Section 3.6 Voting and Other Rights. Except as otherwise expressly provided in this Agreement, the Members (except the Managing Member) shall have no voting rights or rights of approval, veto or consent or similar rights over any actions of the Company or the Managing Member, including with respect to any merger, consolidation, division, combination or conversion of the Company, or any other matter that a Member (except the Managing Member) might otherwise have the ability to vote on or consent with respect to under the Act, at law, in equity or otherwise.

Section 3.7 Liability of Members.

(a) Except as otherwise required by applicable law or as expressly set forth in this Agreement, no Member shall have any liability whatsoever in such Member’s capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company. Except as otherwise required by law, each Member shall be liable only to make such Member’s payments provided expressly herein.

(b) In accordance with the Act and the laws of the State of Delaware, a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such Member. It is the intent of the Members that no distribution to any Member pursuant to Article IV hereof shall be deemed a return of money or other property paid or distributed in violation of the Act. The payment of any such money or distribution of any such property to a Member shall be deemed to be a compromise for purposes of Section 18-502(b) of the Act, and the Member receiving any such money or property shall not be required to return to any Person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member; provided, that if any Member is required to make any such payment under circumstances that are not unique to such Member but that would have been applicable to all Members in question (such as where a distribution or Tax Distribution was made to all Members and rendered the Company insolvent, but only one Member was sued for return of such distribution or Tax Distribution), then the Member that was required to return or repay such distribution (or any portion thereof) will be entitled to reimbursement from the other Members that were not required to return the distribution or Tax Distribution made to them based on each such Member’s share of the distribution or Tax Distribution in question. The provisions of the immediately preceding sentence are solely for the benefit of the Members and will not be construed as benefiting any third party. The amount of any distribution or Tax Distribution returned to the Company by a Member or paid by a Member for the account of the Company or to a creditor of the Company will be added to the account or accounts from which it was subtracted when it was distributed to such Member. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Act shall not be grounds for imposing liability on the Members for liabilities of the Company.

Section 3.8 Potential Conflicts and Competing Activities.

(a) Certain Potential Conflicts. Each Member acknowledges that:

(i) The Blackstone Member, the Founder Member, the Managing Member and each of its Affiliated Persons may engage in material business transactions with the Company or its Subsidiaries; and

(ii) the directors, officers, and/or employees of the Blackstone Member, the Founder Member, the Managing Member and each of its Affiliated Persons may serve as officers, directors and/or employees of the Company or its Subsidiaries.

(b) Limitation of Liability. To the fullest extent permitted by law, none of the Blackstone Member, any of its Affiliates or Affiliated Persons or any manager, director, officer or employee of the Blackstone Member or any of its Affiliates or Affiliated Persons who may serve as an officer, manager, director, observer and/or employee of the Company or its Subsidiaries shall be liable to the Company or its Subsidiaries:

(i) by reason of any business decision or transaction undertaken or caused to be undertaken by an Affiliated Person of the Blackstone Member which may be adverse to the interests of the Company or its Subsidiaries;

(ii) by reason of any activity undertaken or caused to be undertaken by an Affiliated Person of the Blackstone Member or by any other Person in which the Blackstone Member or any of its Affiliates may have an investment or other financial interest which is in competition with the Company or its Subsidiaries; or

(iii) by reason of any transaction with an Affiliated Person of the Blackstone Member, or any transaction in which an Affiliated Person of the Blackstone Member has a financial interest.

(c) Competing Activities. The Members expressly acknowledge and agree that to the fullest extent permitted by applicable law: (i) the Blackstone Member, the Founder Member and (A) their respective Affiliates, (B) the managers, directors, officers and employees of the Blackstone Member and the Founder Member and their respective Affiliates (not including the Company and its Subsidiaries), including any such Person that is an Officer, (C) any of the Blackstone Member’s and its Affiliates’ portfolio companies (not including the Company or any of its Subsidiaries) in which the Blackstone Member or its Affiliates, or any of their respective Affiliates’ investment funds have made a debt or equity investment (and vice versa) (such persons, the “Portfolio Companies”) and (D) the Blackstone Member’s and its Affiliates’ respective limited partners, non-managing members or other similar direct or indirect investors (collectively, those Persons described in the foregoing clauses (A) through (D), the “Affiliated Persons” of the Blackstone Member or the Founder Member, as the case may be) have the right to, directly or indirectly, engage in and possess interests in other business ventures of every type and description, including those engaged in the same or similar business activities or lines of business as the Company or any of its Subsidiaries or deemed to be competing with the Company or any of its Subsidiaries, on its own account, or in partnership with, or as an employee, officer, director or shareholder or equityholder of any other Person, with no obligation to communicate, present or offer to the Company or any of its Subsidiaries or any equityholders or directors or officers or managers of the Company or any of its Subsidiaries (or their respective Affiliates) the right to participate therein; (ii) the Blackstone Member, the Founder Member and their respective Affiliated Persons may invest in, provide services to or otherwise do business with any client, customer or vendor of the Company or any of its Subsidiaries or any Person that directly or indirectly competes with the Company or any of its Subsidiaries (including, in each of clauses (i) and (ii), any such matters or transactions that may constitute a Corporate Opportunity); and (iii) none of the Blackstone Member, the Founder Member or any of their respective Affiliated Persons shall be deemed to have breached any duty (fiduciary, contractual or otherwise), if any, to the Company or any of its Subsidiaries or equityholders of the Company or any of its Subsidiaries (or their respective Affiliates), as the case may be, by engaging in any such activities or entering into any such transactions. The Company and its Subsidiaries shall have no interest or expectation in, nor right to be informed of, any potential transaction or matter which may be an investment or business opportunity or prospective economic or competitive advantage in which the Company or its Subsidiaries could have an interest or expectancy (each, a “Corporate Opportunity”), and in the event that the Blackstone Member, the Founder Member or any respective Affiliated Person thereof acquires knowledge of a potential transaction or matter which may be a Corporate Opportunity, such Person shall have no duty (fiduciary, contractual or otherwise) to communicate, offer or present such Corporate Opportunity to the Company or any of its Subsidiaries or any equityholders or other directors, officers or managers of the Company or any of its Subsidiaries (or their respective Affiliates), as the case may be. None of the Blackstone Member, the Founder Member and/or any of their respective Affiliated Persons shall be liable to the Company or any of its Subsidiaries or any other Member or other Person bound by this Agreement for breach of any duty (fiduciary, contractual or otherwise) by reason of the fact that such Person, directly or indirectly, pursues or acquires any such Corporate Opportunity for itself, directs such Corporate Opportunity to another Person or does not communicate, offer or present such Corporate Opportunity to the Company or any of its Subsidiaries or any equityholders or other directors, officers or managers of the Company or any of its Subsidiaries (or their respective Affiliates). Each Member acknowledges that this paragraph is intended to disclaim and renounce any right of the Company or any other Person bound by this Agreement with respect to the matters set forth herein. This paragraph shall be construed to effect such disclaimer and renunciation to the full extent permitted by law. Notwithstanding anything to the contrary set forth herein, this Section 3.8 shall not (i) release the Founder Member from any obligations or agreements in the Restrictive Covenant Agreement or (ii) release any Person who is an employee of the Company or its Subsidiaries from any obligations or duties that such Person may have pursuant to any other agreement that such Person may have with the Company and its Subsidiaries.

(d) Services Agreements. Each Member represents and warrants that such Members (i) has been advised by the Blackstone Member and the Company, that the Blackstone Member and/or its Affiliates have entered into an investor information agreement and an administrative services agreement with the Company and/or certain of its Subsidiaries (the “Company Parties”) (collectively, the “Services Agreements”) providing for the provision of specific services and the payment of certain fees, if any, and expenses to and indemnification of the Blackstone Member and its Affiliated Persons (and their and their respective employees, officers, directors, agents, advisors and other representatives) by the Company Parties, (ii) has been given the opportunity to be informed by the Blackstone Member and the Company of the material terms and conditions of the Services Agreements, including the fees, if any, the parameters of the expense reimbursements and indemnifications, and the time periods during which the Services Agreements shall be in effect and (iii) waives any right such Member may have to approve, or to claim any damages with respect to, the entry by any of the Company Parties into the Services Agreements.

Section 3.9 Fiduciary Duties. Notwithstanding anything to the contrary in this Agreement or at law or in equity including but not limited to the Act, each Member agrees that any fiduciary duty that would otherwise be imposed under Delaware law (including the duty of loyalty and the duty of care) on any Member, including without limitation, the Managing Member, the Blackstone Member, the Founder Member or any Affiliated Person of the Blackstone Member or the Founder Member, shall be defined, limited and eliminated as provided in this Section 3.9.

To the fullest extent permitted by applicable law, including Section 18-1101(c) of the Act, none of the Managing Member, the Blackstone Member, the Founder Member, or any Affiliated Person (in each case, other than to the extent an Affiliated Person of the Managing Member is acting in such Person’s capacity as an Officer) shall have any duty (at law or in equity, including fiduciary duties) to the Company, its Subsidiaries, to any other Member or equityholder of the Company or its Subsidiaries or to any other Person bound by this Agreement.

Article IV

Capital Contributions;

Allocations; Distributions

Section 4.1 Uncertificated Units. Unless and until the Managing Member shall determine otherwise, Units shall be uncertificated and recorded in the Unit Register. If at any time the Managing Member shall determine to certificate Units, such certificates will bear a legend in substantially the following form:“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE THIRD AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF JERSEY MIKE’S HOLDCO, LLC DATED AS OF JULY 29, 2026, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH WILL BE FURNISHED BY JERSEY MIKE’S HOLDCO, LLC UPON REQUEST.”

Section 4.2 No Capital Contributions. No Member shall be required to make any Capital Contribution without such Member’s consent.

Section 4.3 Capital Accounts.

(a) There shall be established for each Member on the books of the Company a Capital Account which shall be increased or decreased in the manner set forth in this Agreement.

(b) A Member shall not have any obligation to the Company or to any other Member to restore any negative balance in the Capital Account of such Member.

Section 4.4 Allocations of Net Income and Net Loss.

(a) Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Company shall be determined and allocated with respect to each fiscal year of the Company as of the end of each such year or as circumstances otherwise require or allow. Subject to the other provisions of this Section 4.4, an allocation to a Member of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

(b) General Allocations. Except as otherwise provided in this Agreement, all Net Income and Net Loss and to the extent necessary, individual items of income, gain, loss or deduction of the Company, shall be allocated in a manner such that the Capital Account of each Member after giving effect to the allocations set forth in Section 4.4(c) is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made pursuant to Section 5.2 if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Value, all Company liabilities were satisfied (limited with respect to each non‑recourse liability to the Gross Asset Value of the assets securing such liability) and the net assets of the Company were distributed in accordance with Section 5.2 to the Members immediately after making such allocation and all Incentive Units were not subject to a risk of forfeiture based on the continued performance of services (solely for purposes of this provision), minus (ii) such Member’s share of Company Minimum Gain and Member Minimum Gain, computed immediately prior to the hypothetical sale of assets. Notwithstanding the foregoing, the Managing Member may cause the Company to make such allocations as it deems reasonably necessary to give economic effect to the provisions of this Agreement, taking into account facts and circumstances as the Managing Member deems reasonably necessary for this purpose.

(c) Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Section 4.4:

(i) Regulatory Allocations.

(A) If there is a net decrease in Company Minimum Gain or Member Minimum Gain during any fiscal year, the Members shall be allocated items of Company income and gain for such year (and, if necessary, for subsequent years) in accordance with Regulations Section 1.704‑2(f) or 1.704‑2(i)(4), as applicable. It is intended that this Section 4.4(c)(i)(A) qualify and be construed as a “minimum gain chargeback” and a “chargeback of partner nonrecourse debt minimum gain” within the meaning of such Regulations, which shall be controlling in the event of a conflict between such Regulations and this Section 4.4(c)(i)(A).

(B) If any Member unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704‑1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be allocated, in accordance with Regulations Section 1.704‑1(b)(2)(ii)(d), to the Member in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible. It is intended that this Section 4.4(c)(i)(B) qualify and be construed as a “qualified income offset” within the meaning of Regulations 1.704‑1(b)(2)(ii)(d), which shall be controlling in the event of a conflict between such Regulations and this Section 4.4(c)(i)(B).

(C) If any Member has an Adjusted Capital Account Deficit at the end of any fiscal year which is in excess of the sum of (i) the amount such Member is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible; provided, that an allocation pursuant to this Section 4.4(c)(i)(C) shall be made only if and to the extent that a Member would have an Adjusted Capital Account Deficit in excess of such sum after all other allocations provided for in this Article IV have been tentatively made as if Section 4.4(c)(i)(B) and this Section 4.4(c)(i)(C) were not in this Agreement.

(D) Notwithstanding anything to the contrary in this Agreement, any Member Nonrecourse Deductions for any taxable year or other period for which allocations are made will be allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which the Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

(E) The allocations set forth in Sections 4.4(c)(i)(A), (B) and (D) (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704‑2. Notwithstanding the provisions of Section 4.4(b), the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

(ii) For any fiscal year during which a Member’s interest in the Company is assigned by such Member (or by an assignee or successor in interest to a Member), the portion of the Net Income and Net Loss of the Company that is allocable in respect of such Member’s interest shall be apportioned between the assignor and the assignee of such Member’s interest using any permissible method under Section 706 of the Code and the Regulations thereunder, as determined by the Managing Member.

(iii) The Members intend that the taxation of the Incentive Units, including the issuance of the Incentive Units to Substitute Members or Additional Members, shall be determined in accordance with the following. The taxation of such issuance of such Incentive Units shall be in accordance with Rev. Proc. 93‑27, 1993‑2 C.B. 343 and Rev. Proc. 2001‑43, 2001‑2 C.B. 191, with the effect that such Incentive Units shall be treated as issued and outstanding as of the date of issuance and will be treated as a profits interest. Without limiting the foregoing, upon issuances of the revenue procedure contemplated by IRS Notice 2005-43, the Company and the Members agree to treat the Incentive Units as “safe harbor partnership interests” (as defined in such IRS Notice) and to take such actions as may be required under such revenue procedure in order for the Incentive Units to be so treated. In furtherance of the foregoing, the Managing Member shall, if necessary, limit distributions to holders of Incentive Units under Section 4.5(b)(ii), so that such distributions do not exceed the amount of available income or profits in respect of such Incentive Units as determined by the Managing Member in good faith.

(d) Required Tax Allocations. For income tax purposes, all items of income, gain, loss, deduction and credit for federal income tax purposes shall be allocated to each Member in the same manner as the Net Income or Net Loss that is allocated to such Member pursuant to

Section 4.4(a), (b) and (c) to which such tax items relate; provided, that income, gain, loss and deduction with respect to property whose basis differs from its Gross Asset Value shall be allocated solely for income tax purposes in accordance with the principles of Sections 704(b) and 704(c) of the Code (using any method determined by the Managing Member) so as to take account of such difference. With respect to allocations under Section 704(c) of the Code, the Managing Member may elect any reasonable method under Treasury Regulations Section 1.704-3 (and similar state, local and non-U.S. law); provided that the Company shall use the “traditional method” under Treasury Regulations Section 1.704-3 (and similar state, local and non-U.S. law) with respect to (1) any property contributed to the Company prior to the IPO and (2) any “reverse 704(c) layer” resulting from the issuance of Common Units in connection with the IPO, in each case, unless otherwise determined by the Managing Member, with the consent of the Blackstone Member and the Founder Member. Notwithstanding the foregoing, the Managing Member may cause the Company to make such allocations as it deems necessary to give economic effect to the provisions of this Agreement. To the extent there is an adjustment by a taxing authority to any item of income, gain, loss, deduction or credit of the Company (or an adjustment to any Member’s distributive share thereof), the Managing Member may cause the Company to reallocate the adjusted items among each Member or former Member (as determined by the Managing Member) in accordance with the final resolution of such audit adjustment.

(e) Withholding. Each Member hereby authorizes the Company to withhold and to pay over any taxes payable by the Company or any of its Affiliates with respect to any payment, distribution or allocation to such Member, or which are otherwise attributable to such Member (including, without limitation, (i) amounts imposed pursuant under Section 6225 of the Code (or any similar or analogous provision under state, local or foreign law), (ii) amounts imposed on the Company (or any entity in which the Company invests that is treated as a flow-through entity for relevant tax purposes) with respect to income of the Company (or such entity) in lieu of taxes imposed directly on a Member with respect to such Member, and (iii) any associated interest, penalties or other additions, in each case). If and to the extent that the Company shall be required to withhold or pay any such taxes under applicable tax law, such Member shall be deemed for all purposes of this Agreement to have received a payment from the Company as of the time such withholding or other tax is required to be withheld or paid, which payment shall be deemed to be a distribution to such Member, and shall reduce the future distributions to which such Member is otherwise entitled to receive under this Agreement, provided, that if the Managing Member reasonably determines that such Member would not be expected to receive any future distributions in the amount of such withholding or payment, the Member shall pay to the Company the amount by which such withholding or payment exceeds such expected future distributions. The Managing Member shall use commercially reasonable efforts to provide a Member with prior written notice of any taxes to be withheld with respect to such Member pursuant to this Section 4.4(e) at least five (5) days prior to the date of such withholding. The withholdings referred to in this Section 4.4(e) shall be made at the maximum applicable statutory rate under applicable tax law unless the Company receives documentation, satisfactory to the Managing Member, to the effect that a lower rate is applicable, or that no withholding is applicable. To the fullest extent permitted by law, each Member hereby agrees to indemnify and hold harmless the Company and the other Members from and against any liability for taxes, penalties, additions to tax, expenses or interest with respect to income attributable to or distributions or other payments to such Member. The obligations of a Member set forth in this Section 4.4(e) shall survive the dissolution, winding up and termination of the Company and the resignation of a Member from the Company or any Transfer of a Member’s Units.

Section 4.5 Distributions.

(a) Distributions shall be made by the Company to the Members if, when and in such amounts determined by the Managing Member (except as otherwise provided in Section 5.2).

(b) When a distribution (other than a Tax Distribution, which is governed by Section 4.5(d)) is authorized by the Managing Member pursuant to Section 4.5(a), each Member’s allocable portion thereof will be distributed as follows, subject to Section 4.5(c), Section 4.5(d), Section 4.5(e), Section 4.5(f) and Section 4.5(g):

(i) Subject to Section 4.5(b)(ii) with respect to Incentive Units, all distributions by the Company shall be made or allocated to holders of Common Units and Participating Incentive Units pro rata based on the number of Common Units and Participating Incentive Units held by each such holder.

(ii) For the avoidance of doubt, if the amount to be distributed pursuant to Section 4.5(b)(i) with respect to any particular distribution would cause the amount of any outstanding Incentive Unit’s Participation Threshold to be reduced to zero, then such Incentive Unit shall participate in distributions under Section 4.5(b)(i) on a pro rata basis only after the portion of the amount to be distributed in such distribution that would cause such Incentive Unit’s Participation Threshold to be reduced to (but not below) zero has first been distributed to the holders of outstanding Common Units (taking into account outstanding Incentive Units that have lesser Participation Thresholds (determined immediately prior to such distribution)).

(c) If there occurs an increase in the number of Vested Units that are Incentive Units from time to time, on each subsequent distribution date, prior to making such subsequent distribution, the amounts that would otherwise have been distributable to such Incentive Units under Section 4.5(b)(ii) shall be distributed instead to the Incentive Members in respect of the Incentive Units that were outstanding and were not Vested Units on the date amounts were previously distributed under Section 4.5(b)(ii), as applicable, until the amounts distributed under this Section 4.5(c) (including any amount previously distributed under this Section 4.5(c)) equal the amounts which otherwise would have been distributable under Section 4.5(b)(ii) if such Incentive Units had been Vested Units at the time of such previous distribution(s).

(d) If the Managing Member reasonably determines that the taxable income of the Company for a taxable year will give rise to net taxable income for any Member, then the Managing Member shall cause the Company to, no later than five (5) days prior to the date on which U.S. federal corporate or individual (whichever is earlier) estimated tax payments are due for a taxpayer with a taxable year ending on December 31, make a distribution (a “Tax Distribution”) to each Member in respect of the Units held by such Member (solely to the extent of Available Cash and subject to any restrictions under the Company’s and its Subsidiaries’ financing agreements (in each case, as reasonably determined by the Managing Member)) in an amount equal to the excess of (x) the product of (i) the estimated net taxable income of the Company (taking into account any allocations of gross income, gain, deduction or loss) allocable to such Member in respect of the Units held by such Member for such taxable year through the end of such quarterly period and (ii) the Assumed Income Tax Rate, over (y) distributions previously made to such Member pursuant to this Section 4.5 or Section 5.2 with respect to such taxable year. If such quarterly Tax Distributions are, in the aggregate, less than the amount of Tax Distributions to which such Member is entitled pursuant to this Section 4.5(d), the Managing Member shall cause the Company to make an annual Tax Distribution to each Member sufficient to make up such shortfall (solely to the extent of Available Cash and subject to any restrictions under the Company’s and its Subsidiaries’ financing agreements (in each case, as reasonable determined by the Managing Member)). In computing taxable income or loss for purposes of this Section 4.5(d), items of income, gain, loss and deduction shall be determined (i) without taking into account any adjustments under Section 743(b) of the Code and (ii) by reducing allocable income by cumulative net taxable losses from prior taxable years to the extent such prior losses are permitted to be carried forward (subject to any limitations on the use of such carried forward amounts), are of a character that would permit such losses to be deducted against current income allocations, and have not been utilized against prior income allocations. Notwithstanding anything to the contrary in this Agreement, each Member holding Common Units (including, for the avoidance of doubt, Participating Incentive Units) shall participate in Tax Distributions on a pro rata basis in accordance with the number of such Member’s Common Units (including such Participating Incentive Units) (and, for the avoidance of doubt, any distributions made pursuant to this Section 4.5(d) to Members holding Incentive Units (other than Participating Incentive Units) shall be made in accordance with the amount of taxable income allocated to such Incentive Units). If such quarterly Tax Distributions are, in the aggregate, greater than the amount of Tax Distributions to which such Member is entitled pursuant to this Section 4.5(d), such excess shall be credited against and reduce the amount to be distributed to any such Member on the next Tax Distribution date (or dates) pursuant to this Section 4.5(d). A Tax Distribution to a Member in respect of any Unit shall be charged against current or future distributions to which such Member would otherwise have been entitled under this Section 4.5 or Section 5.2 in respect of such Unit to which such Member would otherwise be entitled. Notwithstanding the foregoing the Company shall not be required to make any distribution pursuant to this Section 4.5(d) with respect to any Unvested Units if the Company has not allocated any taxable income in the applicable taxable period to such Unvested Units.

(e) If all or a portion of a Member’s Units are transferred, sold, forfeited or otherwise disposed of, then the transferor shall have no further right to receive any further distributions in respect of such Units (including, for the avoidance of doubt, Tax Distributions which shall instead be made to such transferee with respect to such Units) and any subsequent distributions to the transferee shall be determined with regard to amounts previously distributed to the transferor. For purposes of determining the amount of distributions under this Section 4.5, any holder of a Membership Interest (or any portion thereof), whether or not such Person is a Substitute Member, shall be treated as having received amounts received by its predecessors or successors in interest.

(f) In the event of any combination of Units, recapitalization, merger, consolidation, division or other reorganization, or any Unit split, Unit dividend or other distribution in respect of Units other in the manner as set forth in this Section 4.5, the Managing

Member shall make such equitable adjustments to this Section 4.5 as are appropriate to give effect to the economic intent of this Section 4.5 (including with respect to the applicable Participation Threshold).

(g) Notwithstanding anything to the contrary contained in this Agreement, the Company, and the Managing Member on behalf of the Company, shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate the Act or other applicable law.

Section 4.6 Right of Set-Off. In connection with any withholding tax or any payment to a creditor of a Member (or the Company in the case of a failure of a Member to return a distribution required to be returned under the Act) to which the Company is subject as a result of any act or status of any Member, or to which the Company has become subject with respect to the interest of any Member, the Company shall have (and each Member hereby grants to the Company) a right of set‑off against such distributions in the amount of such withholding tax or such payment to a creditor.

Article V

RESIGNATION; Dissolution;

Transfer of Membership Interests;

Admission of New Members

Section 5.1 Member Resignation. Except in connection with a transfer of all of a Member’s Units in accordance with this Agreement, resignation by a Member from the Company shall not be permitted. In the event of a Transfer of all of a Member’s Units in accordance with this Agreement, such Member shall cease to be a Member and shall have no further rights or obligations under this Agreement, except for the obligations in Section 4.4.

Section 5.2 Dissolution.

(a) The Company shall be dissolved and its affairs shall be wound up on the first to occur of the following:

(i) a written election by the Managing Member to dissolve the Company, which written election shall be delivered to each Member; provided that, the Managing Member must receive the prior written consent of each such Initial Member prior to making any election to dissolve the Company (such consent not to be unreasonably withheld, conditioned or delayed);

(ii) at any time there are no Members, unless the business of the Company is continued in accordance with the Act; or

(iii) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

Except as provided in this Agreement, the death, retirement, resignation, expulsion, incapacity, Bankruptcy or Dissolution of a Member, or the occurrence of any other event that causes a Member to cease to be a member of the Company, shall not cause a dissolution of the Company, and the Company shall continue in existence subject to the terms and conditions of this Agreement. Notwithstanding any other provision of this Agreement, each Member waives any right it might have under the Act or otherwise to (i) agree in writing to dissolve the Company upon such Member’s Bankruptcy, or upon the occurrence of an event that causes such Member to cease to be a member of the Company, and (ii) petition for or otherwise seek the judicial dissolution of the Company.

(b) If the Company is dissolved, the business and property of the Company shall be wound up by the Managing Member or other liquidating trustee or trustees as shall be named by the Managing Member. The costs of winding up shall be borne as a Company expense. Until final distribution, the Managing Member or other liquidating trustee shall continue to operate the Company properties with all of the power and authority of the Managing Member.

(c) The assets of the Company shall be applied in the following manner and order:

(i) All debts and obligations of the Company, if any, shall be paid, discharged or provided for by adequate reserves;

(ii) The balance, to the Members in accordance with Section 4.5.

(d) Cancellation of Certificate of Formation. On completion of the distribution of Company assets as provided herein, the Managing Member (or such other Person as the Act may require or permit) shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made and take such other actions as may be necessary to terminate the Company.

Section 5.3 Admission of Additional or Substitute Members.

(a) Subject to the second sentence of this Section 5.3(a), the Managing Member shall have the right, in its sole and absolute discretion, to admit as an Additional Member, any Person who acquires or receives an interest in the Company, or any part thereof from the Company. Notwithstanding anything to the contrary contained in this Agreement, without the prior written consent of the Blackstone Member and the Founder Member, the Managing Member shall not admit any Person as an Additional Member if such admission would cause the Company to become a “publicly-traded partnership,” as such term is defined in Section 469(k)(2) of the Code or Section 7704 of the Code or cause the Company to have more than one hundred (100) Tax Partners, and any admission of an Additional Member in violation of this Section 5.3(a) shall be void ab initio. Concurrently with the admission of an Additional Member, the Company shall forthwith cause any necessary papers to be filed and recorded and notice to be given wherever and to the extent required showing the admission of an Additional Member, all at the expense, including payment of any professional and filing fees incurred, of the Additional Member unless otherwise determined by the Managing Member. Upon the admission of an Additional Member, the Company shall give prompt written notice of such admission to the Blackstone Member and the Founder Member and shall provide the updated Unit Register reflecting the name, address and Units of such Additional Member to the Blackstone Member and the Founder Member.

(b) Subject to the penultimate sentence of this Section 5.3(b), the Managing Member shall have the right, in its sole and absolute discretion, to admit as a Substitute Member any Person who acquires a Membership Interest from a Member in accordance with Section 5.4 and such Substitute Member shall succeed to the Membership Interest acquired from such Member, including such Member’s Capital Contributions with respect to such Membership Interests; provided, that, if such transferee is not admitted as a Substitute Member or if the Blackstone Member provides notice to the Managing Member that any transferee of such Blackstone Member would not be a Substitute Member, such transferee will not become a Substitute Member, except that such transferee’s Membership Interests acquired from the Blackstone Member would nevertheless succeed to the Blackstone Member’s Capital Contributions with respect to such Membership Interests. Notwithstanding anything to the contrary contained in this Agreement, without the prior written consent of the Blackstone Member and the Founder Member, the Company shall not admit any Person as a Substitute Member if such admission would cause the Company to become a “publicly-traded partnership,” as such term is defined in Section 469(k)(2) of the Code or Section 7704 of the Code or cause the Company to have more than one hundred (100) Tax Partners, and any admission of a Person as a Substitute Member in violation of this Section 5.3(b) shall be void ab initio. Concurrently with the admission of a Substitute Member, the Company shall forthwith cause any necessary papers to be filed and recorded and notice to be given wherever and to the extent required showing the substitution of a transferee as a Substitute Member in place of the transferring Member. Upon the admission of a Substitute Member, the Company shall give prompt written notice of such admission to the Blackstone Member and the Founder Member and shall provide the updated Unit Register reflecting the name, address and Units of such Substitute Member to the Blackstone Member and the Founder Member.

(c) The admission of any Person as a Substitute Member or Additional Member shall be conditioned upon (i) such Person’s written acceptance and adoption of all the terms and provisions of this Agreement, either by (A) execution and delivery of a counterpart signature page to this Agreement countersigned by any Officer or any other Person authorized by the Managing Member on behalf of the Company or (B) any other writing required by the Managing Member evidencing the intent of such Person to become a Substitute Member or Additional Member and to be bound by this Agreement, and (ii) such other documentation as the Managing Member may reasonably request to confirm such Transfer’s compliance with the provisions of this Article V, including Section 5.4(b) hereof, which reasonable request may (except in the case of a Transfer by an Initial Member to its Permitted Transferee), at the Managing Member’s discretion, include a request for a written opinion of legal counsel, which opinion shall be satisfactory in form and substance to the Company and its legal counsel (in additional to any opinion that the Managing Member may reasonably require to be delivered).

Section 5.4 Transfer of Member’s Interest.

(a)

(i) Except as provided in this Section 5.4, no Member may Transfer all or part of such Member’s Membership Interest without the prior approval of the Managing Member, which approval may be given or withheld in the sole discretion of the Managing Member (as applicable), except that each Member may Transfer all or a portion of such

Member’s Units to any Permitted Transferee of such Member without the prior written consent of the Managing Member (subject to compliance with this Agreement, including Section 5.4(b)(iii) below).

(ii) Notwithstanding any provision hereof to the contrary or in the operating agreement of the Management Aggregator, no indirect Transfer of any Units held by the Management Aggregator (including as a result of any Transfer of interests in the Management Aggregator) shall be permitted without the prior consent of the Managing Member and, and for so long as the Blackstone Member has the right to elect one or more directors of PubCo under the PubCo Stockholders Agreement dated July 29, 2026 by and between the PubCo and each other party thereto, the Blackstone Member.

(b) Notwithstanding any provision hereof to the contrary (other than Section 5.4(d) below, which shall supersede this provision), without the prior consent of the Managing Member and, in the case of (iii) below, the Blackstone Member and the Founder Member, no Transfer of an interest in the Company may be made if such Transfer would:

(i) violate any federal, state and other applicable laws, including any federal, state and other securities laws applicable to the Company and the Units;

(ii) cause the Company to become subject to the registration requirements of the Investment Company Act, the Exchange Act or any other securities laws of any jurisdiction;

(iii) cause the Company to (a) become a “publicly-traded partnership,” as such term is defined in Section 469(k)(2) of the Code or Section 7704 of the Code or (b) have more than one hundred (100) Tax Partners;

(iv) require the registration of such Units pursuant to any applicable securities laws of any jurisdiction;

(v) violate any provision of this Agreement; or

(vi) cause (A) all or any portion of the assets of the Company (i) to constitute “plan assets” (for purposes of Title I of ERISA, Section 4975 of the Code or the applicable provisions of any Similar Law) of any existing or prospective Member or (ii) to be subject to the provisions of Title I of ERISA, Section 4975 of the Code or any applicable Similar Law or (B) the Managing Member to become a fiduciary with respect to any existing or prospective Member, pursuant to ERISA or the applicable provisions of any Similar Law or otherwise.

(c) Any purported Transfer of Units or Membership Interests other than in accordance with this Agreement shall be null and void ab initio, and the Company shall refuse to recognize any such Transfer for any purpose and shall not reflect in its records any change in record ownership of Units pursuant to any such Transfer.

(d) Subject to the final sentence of this Section 5.4(d), notwithstanding anything otherwise to the contrary in this Section 5.4, each Member may Transfer Common Units in Exchange Transactions (including any Common Units received in an Incentive Unit Exchange on or prior to the date of such Exchange Transaction) pursuant to, and in accordance with, the Exchange Agreement; provided that in the case of any Member other than an Initial Member, such Exchange Transaction shall be effected in compliance with reasonable policies that the Managing Member may adopt or promulgate from time to time (including policies requiring the use of designated administrators or brokers) in its sole discretion. Notwithstanding anything to the contrary in this Agreement, without the prior written consent of the Blackstone Member and the Founder Member, no such Transfer shall cause the Company to become a “publicly-traded partnership,” as such term is defined in Section 469(k)(2) of the Code or Section 7704 of the Code or cause the Company to have more than one hundred (100) Tax Partners, and any Transfer in violation of this Section 5.4(d) shall be void ab initio.

(e) A holder of Common Units shall not Transfer Common Units to any transferee unless such holder also simultaneously transfers an equal number of such holder’s shares of Class B Common Stock to such transferee in compliance with the Exchange Agreement, this Agreement and the certificate of incorporation of the Managing Member, and only to the extent such Transfer does not breach or violate, or cause any default under, this Agreement, the certificate of incorporation of the Managing Member or the Exchange Agreement, it being understood that a Permitted Pledge shall be deemed not to breach or violate, or cause a default under, such agreements and certificates.

(f) Notwithstanding anything otherwise to the contrary in this Section 5.4(f), each Incentive Member shall be entitled from and after one (1) year following the consummation of the date of the closing of the IPO (or such earlier time as may be determined by the Managing Member in its sole discretion), upon the terms and subject to the conditions hereof, to surrender Incentive Units that are Vested Units (such units, “Exchanged Incentive Units”) to the Company, in exchange for the delivery to such Incentive Member a number of Common Units that is equal to the product of the number of Exchanged Incentive Units surrendered multiplied by the Incentive Unit Exchange Rate (such exchange, an “Incentive Unit Exchange”), which newly issued Common Units may be exchanged in an Exchange Transaction pursuant to and in accordance with Section 5.4. Any such Incentive Unit Exchange shall be effected in compliance with such reasonable policies that the Managing Member may adopt or promulgate from time to time in its sole discretion.

(g) The Managing Member may in its sole discretion at any time and from time to time, without the consent of any Member or other Person, (i) cause to be Transferred in an Exchange Transaction any and all Common Units (including Common Units received in an Incentive Unit Exchange), except for Common Units held by any Person that is an Initial Member at the time in question and/or in which a Person that is an Initial Member at the time in question has an indirect interest as set forth in the books and records of the Company or Initial Member or (ii) cause to be Transferred in an Incentive Unit Exchange any and all Incentive Units; provided that any Transfer that affects the Common Units or Incentive Units held by a Person that is an employee or director of Jersey Mike’s Subs Inc. or its subsidiaries or a Related Person of such employee, shall require the prior written consent of such employee or director for so long as he or she remains an employee or director of Jersey Mike’s Subs Inc. or its subsidiaries. Any such determinations by the Managing Member need not be uniform and may be made selectively among Members, whether or not such Members are similarly situated. In addition, the Managing Member may, with the consent of the Blackstone Member, and the consent of Members holding at least 66 2/3% of the outstanding Common Units, require all Members to Transfer in an Exchange Transaction all Common Units held by them; provided that the prior written consent of each Initial Member affected by any such proposed Transfer will be required.

(h) Notwithstanding any provision hereof to the contrary no Transfer of an interest in the Company (other than any Transfer pursuant to an Exchange Transaction in accordance with this Agreement) may be made unless the Managing Member and the Blackstone Member determine that such Transfer would not result in a risk that the Company would become a “publicly-traded partnership,” as such term is defined in Section 469(k)(2) of the Code or Section 7704 of the Code or that it would cause the Company to have more than one hundred (100) Tax Partners (in each case, taking into account such current, anticipated or potential transactions or other facts and circumstances as the Managing Member and the Blackstone Member, may deem necessary or appropriate), and any Transfer in violation of this Section 5.4(h) shall be void ab initio. Each of the Managing Member and the Blackstone Member agrees that it will not unreasonably withhold, condition or delay its consent under this Section 5.4(h) to any Transfer by the Founder Member or the Blackstone Member that is otherwise permitted by this Agreement to the extent such Transfer would not (in the determination of the Managing Member and Blackstone acting reasonably and in good faith) result in an increase in the number of Tax Partners as compared to the number of Tax Partners immediately prior to such Transfer.

(i) For purposes of this Section 5.4 and the definitions used herein, the term “Transfer” shall include any transfer of (or deemed transfer of) a Unit for U.S. federal income tax purposes, including as a result of a Member that is a disregarded entity becoming a regarded entity for U.S. federal income tax purposes (or vice versa). For the avoidance of doubt, it is understood that a Permitted Pledge shall not be a Transfer and the bank or financial institution in respect of whom the Permitted Pledge is made shall not be treated as a transferee or entitled to any rights under this Agreement as a result of such Permitted Pledge.

(j) The Managing Member, in its capacity as managing member of Management Aggregator, shall not consent to any transfer of an interest in the Management Aggregator without the prior consent of the Blackstone Member.

Section 5.5 Subsidiary Distributions. If the Company distributes Securities of a Subsidiary to Members, then the rights and obligations of Members under this Agreement shall apply, mutatis mutandis, to such Member with respect to the Securities received in such distribution.

Section 5.6 Encumbrances. Except as otherwise provided herein, no Member or assignee of a Unit other than the Blackstone Member or the Founder Member (to the extent for the Founder Member, only approved in accordance with the Managing Member’s insider trading policy) may create an Encumbrance with respect to all or any portion of its Units (or any beneficial interest therein) other than Encumbrances that run in favor of the Member unless the Managing Member consents in writing thereto, which consent may be given or withheld, or made subject to such conditions as are determined by the Managing Member, in the Managing Member’s sole discretion. Consent of the Managing Member shall be withheld until the holder of the Encumbrance acknowledges the terms and conditions of this Agreement. Any purported

Encumbrance that is not in accordance with this Agreement shall be, to the fullest extent permitted by law, null and void (it being understood that a Permitted Pledge shall be an Encumbrance that is in accordance with this Agreement).

Section 5.7 Further Restrictions. Notwithstanding any contrary provision in this Agreement, the Managing Member may impose such vesting requirements, forfeiture provisions, Transfer restrictions, minimum retained ownership requirements or other similar provisions with respect to any Units that are outstanding as of the date of this Agreement or are created thereafter, with the written consent of the holder of such Units. Such requirements, provisions and restrictions need not be uniform and may be waived or released by the Managing Member in its sole discretion with respect to all or a portion of the Units owned by any one or more Members at any time and from time to time, and shall not constitute the breach of any duty hereunder or otherwise existing at law, in equity or otherwise.

Article VI

Reports to Members; Tax Matters

Section 6.1 Books of Account.

(a) Appropriate books of account shall be kept by the Company, in accordance with generally accepted accounting principles, at the principal place of business of the Company, and the Managing Member shall have access to all books, records and accounts of the Company and the right to make copies thereof for any purpose reasonably related to such Member’s interest as a member of the Company, in each case, under such conditions and restrictions as the Managing Member may reasonably prescribe. Except as provided in this Agreement including, without limitation, Section 7.10, each Member hereby waives any and all rights that, absent this waiver, such Member would otherwise have under Section 18-305 of the Act.

(b) All determinations, valuations and other matters of judgment required to be made for accounting purposes under this Agreement shall be made by the Managing Member and shall be conclusive and binding on all Members, their successors, heirs, estates or legal representatives and any other Person, and to the fullest extent permitted by law no such Person shall have the right to an accounting or an appraisal of the assets of the Company or any successor thereto, including in any sale transaction or other merger, consolidation, division, recapitalization or other reorganization.

(c) Subject to any other rights to information to which Members may be contractually entitled, the Managing Member may keep confidential from the other Members, for such period of time as the Managing Member determines in its sole discretion, (i) any information that the Managing Member reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Managing Member believes is not in the best interests of the Company, could damage the Company or its business or that the Company is required by law or by agreement with any third party to keep confidential, including without limitation, information as to the Units held by any other Member. With respect to any schedules, annexes or exhibits to this Agreement, each Member (other than the Managing Member) shall only be entitled to receive and review any such schedules, annexes and exhibits relating to such Member and shall not be entitled to receive or review any schedules, annexes or exhibits relating to any Member (other than the Managing Member).

Section 6.2 Fiscal Year. The fiscal year of the Company shall end on the last Sunday of each calendar year unless otherwise determined by the Managing Member in accordance with Section 706 of the Code.

Section 6.3 Certain Tax Matters.

(a) The Managing Member shall cause the Company (and/or its or its Subsidiaries’ employees and/or agents) to prepare, or cause to be prepared all federal, state and local tax returns of the Company for each year for which such returns are required to be filed and shall cause such returns to be timely filed, and shall reasonably determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the Company and the accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns. The Company shall deliver to each Member who is or was a Member during the applicable tax period the following information: (i) on or prior to each March 15, May 15, August 15 and October 15, estimates of year to date net taxable income for the taxable period in which such dates occur; (ii) on or prior to February 15 of the following year, estimates of full year taxable income for the preceding taxable year, with an updated estimate to be delivered by April 1; and (iii) within 210 days after the entity’s year-end, a final Schedule K-1 for such taxable year, along with copies of all other federal, state and local income tax returns or reports filed by the entity for such year as may be required as a result of the operations of the entity (which, in each case, shall include the separate allocation of effectively connected income, unrelated business taxable income, and all other separately stated items), a schedule of book-tax differences for the immediately preceding tax year and such other tax information as shall be reasonably necessary for the preparation by the Members of their federal, state and local income tax returns and other tax information reporting. In each case, the information provided by the Company shall include the separate allocation of fixed, determinable, annual or periodical income, effectively connected income, unrelated business taxable income, long-term capital gains and losses, “section 1231” gains and losses, and all other separately stated items, state apportionment information, gross receipts tax information, and such other tax information as may be reasonably requested by the Managing Member. For so long as the Founder Member owns any outstanding Securities of the Company (or any successor thereto), the Founder Member Representative shall be entitled to such additional information as the Founder Member Representative may reasonably request to comply with the Founder Corp’s tax compliance obligations, which information the Company shall deliver to the Founder Member Representative within the time periods in which such information is provided to the Managing Member (or, if such information was not provided to the Managing Member, as soon as reasonably practicable after such request). The Company shall bear the cost of preparing and filing the Company’s and its Subsidiaries’ tax returns. The Managing Member may cause the Company to make or refrain from making any and all elections permitted by tax laws and may make all other tax decisions and determinations relating to U.S. federal, state or local tax matters of the Company, in each case, at the expense of the Company. Each Member agrees not to, except as otherwise required by applicable law or regulatory requirements, (i) treat, on such Member’s individual income tax returns, any item of income, gain, loss, deduction or credit relating to such Member’s interest in the Company in a manner inconsistent with the treatment of such item by the Company as reflected on the Schedule K-1 or other information statement furnished by the Company to such Member for use in preparing such Member’s income tax returns or (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment.

(b) The Company intends to be classified and treated as a partnership for United States federal tax purposes. In connection therewith, the Members hereby consent to the making of any elections pursuant to Treasury Regulations Section 301.7701-3 consistent with such treatment and agree not to revoke such elections except as permitted by the terms of this Agreement.

(c) The Company and each other Member hereby designates the Managing Member to act as or cause the Company to appoint a “partnership representative” within the meaning of Section 6223(a) of the Code (as amended by the Bipartisan Budget Act of 2015) of the Company (the “Partnership Representative”) and a “designated individual” within the meaning of Treasury Regulation Section 301.6223-1(b) (a “Designated Individual”). The Partnership Representative shall have all of the rights, duties, powers and obligations provided for in Sections 6221 through 6231 of the Code with respect to the Company. To the fullest extent permitted by applicable law, each Member agrees to indemnify and hold harmless the Company and all other Members from and against any and all liabilities, obligations, damages, deficiencies and expenses resulting from any breach or violation by such Member of the provisions of Section 6.3(a) and Section 6.3(b) and from all actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including reasonable attorneys’ fees and disbursements, incident to any such breach or violation. For the avoidance of doubt, the provisions relating to liability and indemnification of Members set forth in Article VII of this Agreement shall be fully applicable to the Partnership Representative and the Designated Individual, each in its capacity as such.

(d) If the Company pays an imputed underpayment pursuant to Section 6225 of the Code or any similar provision of state, local or non-U.S. law, to the extent possible, the portion thereof attributable to a Member shall be treated as a withholding tax with respect to such Member under Section 4.4(e). To the extent that such portion of an imputed underpayment cannot be withheld from a current distribution, the Member (or former Member) shall be liable to the Company for the amount that cannot be so offset in accordance with Section 4.4(e) and Section 4.6. The Managing Member may cause the Company to elect the “alternative procedure” set forth in Section 6226 of the Code (or any similar provision of state, local or non-U.S. law) instead of paying an imputed underpayment.

(e) The Managing Member shall cause the Company to have in effect (and to cause each direct or indirect subsidiary that is treated as a partnership for U.S. federal income tax purposes) an election, pursuant to Section 754 of the Code, to adjust the tax basis of Company properties, for the taxable year that includes the date of the IPO and for each taxable year in which an Exchange Transaction occurs.

Article VII

Liability, Exculpation, Indemnification and Insurance

Section 7.1 Liability. To the fullest extent permitted by law, the debts, obligations and liabilities of the Company and its Subsidiaries, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company and its Subsidiaries, and no Covered Person or Member shall be obligated personally for the repayment, satisfaction or discharge of any such debt, obligation or liability of the Company and its Subsidiaries solely by reason of being a Covered Person or Member. To the fullest extent permitted by law, a Covered Person or Member shall also not, solely by reason of being a Covered Person or Member, be bound by, or personally liable to any third Person for a judgment, decree or order of any Governmental Authority or in any other manner, for the expenses or liabilities of the Company or any of its Subsidiaries, whether arising in contract, tort or otherwise.

Section 7.2 Duties and Liabilities of Covered Persons. No Covered Person shall be liable or accountable in damages or otherwise to the Company, the Managing Member, any other Member or any other Person bound by this Agreement for any loss or liability arising out of any act or omission on behalf of the Company taken or omitted by such Covered Person, so long as such act or omission did not constitute Disabling Conduct. To the fullest extent permitted by law, no Covered Person (other than any Officer in their capacity as such) shall be required to consider the interests of, or have any duty stated or implied by law or equity (including any fiduciary duty) to any other Covered Person or the Company by virtue of owning any interest in the Company or being a Member. Furthermore, each of the Members and the Company hereby waives any and all fiduciary duties that, absent such waiver, may be implied by applicable law and, in doing so, acknowledges and agrees that the duties and obligations of each Covered Person to each other, to the Company and its Subsidiaries, the Members are only as expressly set forth in this Agreement and the exculpation and indemnification provisions of this Agreement do not restore or create, whether in contract or otherwise, any fiduciary duties. Notwithstanding the foregoing, (i) the foregoing shall not release any Covered Person who is an employee of the Company or its Subsidiaries from any obligation or duties that such Covered Person may have in their capacity as an employee of the Company or its Subsidiaries or pursuant to any other agreement that such Covered Person may have with the Company and the Subsidiaries and (ii) the foregoing shall not eliminate the obligation of each such Person to act in compliance with the express terms of this Agreement or the obligation of the parties hereto to act in accordance with the implied contractual covenant of good faith and fair dealing imposed under Delaware law. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members and each other Person bound by this Agreement to replace such other duties and liabilities of such Covered Person. To the extent that, at law or in equity, any Covered Person has duties and liabilities related thereto to the Company or to any other Covered Person, a Covered Person acting under this Agreement shall not be liable to the Company, the Members, any other Covered Person or any other Person bound by this Agreement for such Covered Person’s good faith reliance on the provisions of this Agreement. Whenever in this Agreement a Covered Person is permitted or required to make a decision (including a decision that is in such Covered Person’s “discretion” or under a grant of similar authority or latitude), the Covered Person shall be entitled to consider only such interests and factors as such Covered Person desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person (in each case, subject to, with respect to any Officer (in their capacity as such), its fiduciary duties to the Company). Whenever in this Agreement a Covered Person is permitted or required to make a decision in such Covered Person’s “good faith” or under another express standard, the Covered Person shall act under such express standard and shall not be subject to any other or different standard imposed by this Agreement or any other applicable law.

Section 7.3 Exculpation. To the fullest extent permitted by law, and except as otherwise expressly provided herein, no Covered Person shall be liable to the Company, its Subsidiaries or any Member or any other Person bound by this Agreement for any Claims and Expenses arising out of any act or omission of such Covered Person on behalf of the Company or its Subsidiaries to the extent that such act or omission did not constitute Disabling Conduct. A Covered Person shall be fully protected in relying in good faith upon the records of the Company or its Subsidiaries and upon such information, opinions, reports or statements presented to the Company or its Subsidiaries by any Person as to matters the Covered Person believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company or its Subsidiaries, including information, opinions, reports or statements as to the value and amount of assets, liabilities, profits or losses or any other facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid.

Section 7.4 Indemnification. To the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each of the Covered Persons from and against any and all liabilities, obligations, losses, claims, damages, fines, costs, expenses and disbursements (including reasonable and documented legal and accounting fees and expenses, costs of investigation and sums paid in settlement), and any taxes and interest and penalties thereon (other than taxes based on fees or other compensation received by such Covered Person from the Company), of any kind or nature whatsoever (collectively, “Expenses”) arising from all any and all claims, demands, actions, suits, proceedings (whether civil, criminal, administrative, investigative or otherwise) (collectively, “Claims”) which may be imposed on, incurred by or asserted at any time against such Covered Person in any way related to or arising out of this Agreement, the Company or the management or administration of the Company or in connection with the business or affairs of the Company and/or the Managing Member or the activities of such Covered Person, including the business of the Managing Member, on behalf of the Company and/or the Managing Member or the direct or indirect ownership of Units or other interests of the Company; provided, that a Covered Person shall not be entitled to indemnification hereunder for (i) any Claims (or Expenses relating thereto), except counterclaims (and Expenses relating thereto) that are finally determined by a court of competent jurisdiction to have resulted from such Covered Person’s Disabling Conduct or (ii) any Claims (or Expenses relating thereto) that are brought by such Covered Person against the Company or any of its Subsidiaries or another Covered Person (other than counterclaims (or Expenses related thereto) brought by a counterclaimant in response thereto).

Section 7.5 Advancement of Expenses. To the fullest extent permitted by applicable law, the Company shall pay the expenses (including reasonable legal fees and expenses and costs of investigation) incurred by a Covered Person in defending any claim, demand, action, suit or proceeding, including for a material breach or violation of this Agreement (other than a direct claim, demand, action, suit or proceeding brought by the Company against any Other Member or a counterclaim in response to a direct claim, demand, action, suit or proceeding brought by a Covered Person against the Company or any of its Subsidiaries or another Covered Person, including for material breach or violation of this Agreement) as such expenses are incurred by such Covered Person and in advance of the final disposition of such matter, provided, that such Covered Person undertakes to repay such expenses if it is determined by agreement between such Covered Person and the Company or, in the absence of such an agreement, by a final judgment of a court of competent jurisdiction that such Covered Person is not entitled to be indemnified pursuant to Section 7.4, including as a result of such Covered Person’s Disabling Conduct.

Section 7.6 Notice of Proceedings. Promptly after receipt by a Covered Person of notice of the commencement of any proceeding against such Covered Person, such Covered Person shall, if a claim for indemnification in respect thereof is to be made against the Company, give written notice to the Managing Member of the commencement of such proceeding, provided, that the failure of a Covered Person to give notice as provided herein shall not relieve the Company of its obligations under Sections 7.4 and 7.5, except to the extent that the Company is actually prejudiced by such failure to give notice. In case any such proceeding is brought against a Covered Person (other than a proceeding by or in the right of the Company), after the Company has acknowledged in writing its obligation to indemnify and hold harmless the Covered Person, the Company will be entitled to assume the defense of such proceeding; provided, that (i) the Covered Person shall be entitled to participate in such proceeding and to retain its own counsel at its own expense and (ii) if the Covered Person shall give notice to the Company that in its good faith judgment certain claims made against it in such proceeding could have a material adverse effect on the Covered Person or its Affiliates other than as a result of monetary damages, the Covered Person shall have the right to control (at its own expense and with counsel reasonably satisfactory to the Company) the defense of such specific claims with respect to the Covered Person (but not with respect to the Company or any other Member); and provided further that if a Covered Person elects to control the defense of a specific claim with respect to such Covered Person, such Covered Person shall not consent to the entry of a judgment or enter into a settlement that would require the Company to pay any amounts under Section 7.4 without the prior written consent of the Company, such consent not to be unreasonably withheld. After notice from the Company to such Covered Person acknowledging the Company’s obligation to indemnify and hold harmless the Covered Person and electing to assume the defense of such proceeding, the Company will not be liable for expenses subsequently incurred by such Covered Person in connection with the defense thereof. Without the consent of such Covered Person, the Company will not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Covered Person of a release from all liability arising out of the proceeding and claims asserted therein.

Section 7.7 Insurance. The Company may, or may cause an Affiliate to, purchase and maintain directors and officers insurance, at its expense, for the benefit of the Managing Member and officers of the Company, providing coverage in such scope and subject to such limits as the Managing Member determines, in its discretion, is appropriate.

Section 7.8 Indemnitor of First Resort. Without limiting the foregoing, the Company and each Member hereby acknowledges that one or more of the Covered Persons may have certain rights to indemnification, advancement of expenses and/or insurance provided by an

Affiliated Institution. The Company and each Member hereby agrees that, with respect to any such Covered Persons, the Company (i) is, relative to each Affiliated Institution, the indemnitor of first resort (i.e., its obligations to the applicable Covered Person under this Agreement are primary and any duplicative, overlapping or corresponding obligations of an Affiliated Institution are secondary), (ii) shall be required to make all advances and other payments under this Agreement, and shall be fully liable therefor, without regard to any rights any Covered Person may have against such Covered Person’s Affiliated Institution and (iii) irrevocably waives, relinquishes and releases any such Affiliated Institution from any and all claims against such Affiliated Institution for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by an Affiliated Institution on behalf of a Covered Person with respect to any claim for which such Covered Person has sought indemnification from the Company shall affect the foregoing and any such Affiliated Institution shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of any such applicable Covered Person against the Company. The Company and each Member agree that each Affiliated Institution is an express third party beneficiary of the terms of this Section 7.8.

Section 7.9 No Appraisal; Release. Each of the Other Members hereby (i) acknowledges and agrees that the number of Units recorded in the Unit Register as being held by such Other Member are all of the Units that such Other Member is entitled to pursuant to any subscription agreement or otherwise, (ii) waives any appraisal rights that such Member may have under the Act (or otherwise) with respect to any transaction involving the Company or any of its Subsidiaries that is approved by the Managing Member, (iii) agrees not to demand or exercise appraisal or dissenters rights under any applicable law with respect to such transaction in the event that appraisal rights are available with respect to such transaction and (iv) acknowledges and agrees that, upon the receipt and acceptance of any distribution made to such Other Member pursuant to Section 4.5, such Other Member shall release the Company, its Subsidiaries and any Covered Persons from any claim, demands, actions, proceedings, damages, losses or liabilities of any kind whatsoever that such Other Member may have or may have had under this Agreement arising out of or attributable to the distribution (including the accuracy or sufficiency thereof) to such Other Member.

Section 7.10 Non-Exclusivity of Rights. The provisions of this Article VII shall be applicable to all actions, claims, suits or proceedings made or commenced after the date of this Agreement, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Article VII shall be deemed to be a contract between the Company and each Person entitled to indemnification under this Article VII (or legal representative thereof) who serves in such capacity at any time while this Article VII and the relevant provisions of applicable law, if any, are in effect, and any amendment, modification or repeal hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Article VII shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification and advancement provided in this Article VII shall neither be exclusive of, nor be deemed in limitation of, any rights to which any Person may otherwise be or become entitled or permitted by contract, this Agreement or as a matter of law, both as to actions in such person’s official capacity and actions in any other capacity, it being the policy of the Company that indemnification of and advancement to any person whom the Company is obligated to indemnify or advance expenses pursuant to Section 7.4 and Section 7.5 shall be made to the fullest extent permitted by law.

Article VIII

Miscellaneous

Section 8.1 Governing Law; Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement or any mandatory provision of the Act, the Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

Section 8.2 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective heirs and personal representatives; provided, that, to the fullest extent permitted by law, no Person claiming by, through or under a Member (whether such Member’s heir, personal representative or otherwise), as distinct from such Member itself, shall have any rights as, or in respect to, a Member (including the right to approve or vote on any matter or to notice thereof).

Section 8.3 Confidentiality. By executing this Agreement, each Member expressly agrees, at all times during the term of the Company and for a period of five (5) years thereafter, to maintain the confidentiality of, and not to disclose to any Person other than the Company, another Member, a Person designated by the Company or any of their respective partners, officers, directors, managers, members, employees, financial planners, accountants, attorneys or other advisors or representatives, any information relating to the business, financial results or clients of the Company or any of its Subsidiaries that is not generally known to the public, except in each case as otherwise required by law or judicial or administrative process or by any regulatory or self‑regulatory organization having jurisdiction and except in the case of any Member who is employed by any entity controlled by the Company in the ordinary course of his or her duties; provided, that, notwithstanding the foregoing, the Company and the Members agree that (i) each of the Blackstone Member and any of its Subsequent Transferees may disclose any such information as part of such Member’s or any of their respective Affiliates’ ordinary course of business or governance, including normal reporting, rating or review procedures (including normal credit rating and pricing process) or in connection with such Member’s or any of their respective Affiliates’ normal fund raising, marketing, informational or reporting activities at a customary level of detail (including to investors) and (ii) the Blackstone Member and, after the fourth anniversary of the IPO (or, with respect to Permitted Transferees, anytime), the Founder Member (and, in each case, their respective Permitted Transferees), may disclose any such information to any prospective transferee of such Member or its Subsequent Transferee permitted pursuant to the terms of this Agreement, in each case, as long as such prospective transferee agrees to be bound by a confidentiality agreement or similar written obligation for the benefit of the Company. Notwithstanding anything in this Agreement to the contrary, without the prior written consent of the Blackstone Member, no Member, its equityholders or its Affiliates shall use the “Blackstone” name or reference the Blackstone Member’s ownership in the Company and its Subsidiaries except as required by law or judicial or administrative process or by any regulatory or self‑regulatory organization having jurisdiction.

Section 8.4 Investment Representations of Members. Each Member (as to himself, herself, or itself only) hereby represents and warrants to and acknowledges with the Company that:

(a) (i) such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto; (ii) such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time; (iii) such Member is acquiring interests in the Company with a view to, or for resale in connection with, any distribution of any Securities of the Company to the public or public offering thereof; (iv) the interests in the Company have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless they are subsequently registered and/or qualified under applicable securities laws (or there is an exemption therefrom) and the provisions of this Agreement have been complied with; (v) the execution, delivery and performance of this Agreement have been duly authorized by such Member and do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound; and (vi) this Agreement is valid, binding and enforceable against such Member in accordance with its terms;

(b) this Agreement has been duly and validly executed and delivered by such Member, and this Agreement constitutes a legal and binding obligation of such Member, enforceable against such Member in accordance with its terms; and

(c) the execution, delivery and performance by such Member of this Agreement (or any joinder to this Agreement) and the consummation by such Member of the transactions contemplated hereby (and thereby) will not, with or without the giving of notice or lapse of time, or both, (i) violate any provision of law, statute, rule or regulation to which such Member is subject, (ii) violate any order, judgment or decree applicable to such Member, or (iii) conflict with, result in a breach or default under, any term or condition of any agreement or other instrument to which such Member is a party or by which such Member is bound.

Section 8.5 Amendments. Subject to Section 3.1(b), the Managing Member may, in its sole discretion and to the fullest extent allowable under Delaware law, amend this Agreement (whether by merger, division, operation of law or otherwise), without the consent or approval of the other Members or any other Person, including such amendments, supplements, waivers or modifications to (i) admit Substitute Members and Additional Members in accordance with this Agreement, (ii) create, authorize and issue Additional Securities in accordance with Section 2.10(c) and Section 2.10(d) of this Agreement or Unit combinations or subdivisions pursuant to Section 2.10 hereof, (iii) update the Unit Register in accordance with this Agreement, (iv) change the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company, (v) address changes in U.S. federal income tax regulations, legislation or interpretation, (vi) change the fiscal year or taxable year of the Company and to implement any other changes that the Managing Member determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company including a change in the dates on which distributions are to be made by the Company, (vii) to effect the combination, subdivision and/or reclassification of outstanding Units to give economic effect to equity investments in the Company by the Managing Member that are not accompanied by the issuance by the Company to the Managing Member of additional Units, (viii) as necessary to ensure that the Company would not to become a “publicly-traded partnership,” as such term is defined in Section 469(k)(2) of the Code or Section 7704 of the Code or have more than one hundred (100) Tax Partners and (ix) take any action necessary and related to clauses (i) through (viii), except that (A) this Agreement may not be amended, waived or modified (whether by merger, division, operation of law or otherwise) in a manner that is adverse to the Blackstone Member without the consent of the Blackstone Member, (for clarity, it is agreed among the parties hereto that any modifications to provisions relating to the replacement of the Managing Member as managing member of the Company or the appointment of a replacement managing member of the Company, the fiduciary duties of the Members or any Affiliated Person, corporate opportunities or similar waivers, any consent or consultation rights (including in respect of the amendment / waiver provisions in this Agreement), information/access, indemnification or expense reimbursement rights, and modifications to any provision that would subject a Member to any capital contribution or funding obligations or increase the duration of the restrictions on transfers by such Person shall be considered an adverse modification requiring consent of the Blackstone Member), (B) this Agreement may not be amended, waived or modified in any manner that would cause the Company to become a “publicly-traded partnership,” as such term is defined in Section 469(k)(2) of the Code or Section 7704 of the Code or cause the Company to have more than one hundred (100) Tax Partners, without the prior written consent of the Blackstone Member and the Founder Member, and any such amendment, waiver or modification made to this Agreement without the consent of the Blackstone Member and the Founder Member shall be void ab initio, (C) an amendment, waiver or modification to the express rights, preferences or privileges of any Units, as set forth in this Agreement, in a manner that materially adversely and disproportionately affects the rights under this Agreement of such Units relative to the rights under this Agreement of any other Units in the same Class of Units must be approved by the Members holding a majority of the outstanding Units so affected and (D) an amendment, waiver or modification to this Agreement that has a materially adverse and disproportionate effect on the rights of the Founder Member compared to the rights of any other holder of Common Units must be approved by the Founder Member.

Section 8.6 Notices. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, sent by electronic mail, or sent by reputable overnight courier service (charges prepaid) to the Company, the Blackstone Member and the Founder Member, as applicable, at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party; provided, that any notice provided by the Founder Member to the Company shall be deemed to have also been given to the Blackstone Member. Notices will be deemed to have been given hereunder if

(a) delivered personally, when delivered at the address specified in this Section 8.6, (b) sent by electronic mail, on the first Business Day after when such electronic mail is sent to the e-mail address specified in this Section 8.6, or (c) sent by reputable overnight courier service, one Business Day after deposit with such service.

If to the Company:

Jersey Mike’s HoldCo, LLC

c/o Jersey Mike’s Subs Inc.

1 Commvault Way, S300

Tinton Falls, NJ 07724

Attention: Scott G. McLester, General Counsel

Email: [email address]

with a copy to (which shall not constitute notice):

Email: [email address]

with a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

900 G Street, N.W.

Washington, D.C. 20001

Attention: Joshua F. Bonnie

William R. Golden

Katharine L. Thompson

Email: [email addresses]

If to the Blackstone Member:

Submarine Buyer LLC

c/o Blackstone Inc.

345 Park Avenue

New York, NY 10154

Attention: Michael Staub

Devon Rinker

Email: [email addresses]

with a copy to (which shall not constitute notice):

Simpson Thacher & Bartlett LLP

900 G Street, N.W.

Washington, D.C. 20001

Attention: Joshua F. Bonnie

William R. Golden

Katharine L. Thompson

Email: [email addresses]

If to the Founder Member:

[address]

Attention: Peter Cancro

Email: [email address]

with a copy to:

McDermott Will & Schulte LLP

444 West Lake Street, Suite 4000

Chicago, IL 60660

Attention: Stanley Meadows

Email: [email address]

and

Zarco Einhorn Salkowski, P.A.

2 S. Biscayne Blvd.

34th Floor

Miami, FL 33131

Attention: Robert Zarco

Email: [email address]

Section 8.7 Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts (including counterparts transmitted electronically in portable document format (pdf), or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) with the same effect as if the signatures to each counterpart were upon a single instrument, all of which will be an original and together shall constitute a single instrument. The parties hereto irrevocably and unreservedly agree that this Agreement may be executed by way of electronic signatures and the parties agree that this Agreement, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.

Section 8.8 Power of Attorney. Each Member irrevocably appoints any Officer (acting at the instruction of the Managing Member) as such Member’s true and lawful representative and attorney‑in‑fact, each acting alone (or through the designation to an Officer of the Company), in such Member’s name, place and stead, to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required by this Agreement or by the laws of the United States of America, the State of Delaware or any other state in which the Company shall determine to do business, or any political subdivision or agency thereof, to execute, implement and continue the valid and subsisting existence of the Company. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the subsequent resignation from the Company of any Member for any reason and shall survive and shall not be affected by the disability or incapacity of such Member. This Section 8.8 shall not apply to the Blackstone Member or the Founder Member.

Section 8.9 Founder Member Representative.

(a) Appointment; Authority. For purposes of this Agreement, each Person who is a Founder Member shall, without any further action on the part of any such Founder Member,

be deemed to have consented to the appointment of the Founder Member Representative, with full power of substitution, to act in the name, place and stead of such Person for purposes of taking any and all actions and making of any decisions required or permitted to be taken by the Founder Member Representative under or contemplated by this Agreement, including the exercise of the power to (i) execute any agreements, documents and certificates pursuant to this Agreement, including all amendments to such agreements, and take all actions required or permitted to be taken under such agreements, (ii) receive and forward notices and communications pursuant to this Agreement and (iii) take all other actions necessary, desirable or appropriate in the judgment of the Founder Member Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations of this Agreement and any other agreements, documents and certificates pursuant thereto. Peter Cancro hereby accepts its appointment as the Founder Member Representative. All decisions, actions, consents and instructions of the Founder Member Representative shall be final and binding upon, and constitute a decision or action of, each Founder Member, and no Founder Member shall have any right to object, dissent, protest or otherwise contest the same, except for intentional fraud or willful misconduct. Neither the Company nor the Blackstone Member shall have the right to object, dissent, protest or otherwise contest the authority of the Founder Member Representative. The execution of this Agreement by each Founder Member shall also be deemed to constitute approval of all arrangements relating to the transactions contemplated hereby and to the provisions hereof binding upon the Founder Member.

(b) Resignation; Removal. The Founder Member Representative may resign at any time and may be removed for any reason or no reason by the vote or written consent of the Founder Majority Holders.

(c) Replacement. In the event of the death, incapacity, resignation or removal of the Founder Member Representative, the Founder Majority Holders can appoint a new Founder Member Representative by written consent and by sending notice and a copy of the duly executed written consent appointing such new Founder Member Representative to the Company. Such appointment will be effective upon the later of the date indicated in the consent or the date such consent is received by the Company.

(d) Acknowledgment. The Company and the Blackstone Member shall be entitled to deal exclusively with the Founder Member Representative on all matters relating to this Agreement and shall be entitled to rely conclusively on any document executed or purported to be executed on behalf of any Founder Member by the Founder Member Representative, and on any other action taken or purported to be taken on behalf of any Founder Member by the Founder Member Representative, as being fully binding upon such Person. Notices or communications to or from the Founder Member Representative shall constitute notice to or from each of the Founder Members. The provisions of this Section 8.9, including the power of attorney granted hereby, are independent and severable, are irrevocable and are coupled with an interest and shall not be terminated by any act of any one or more Founder Members, or by operation of law, whether by death or other event.

(e) Expenses and Liabilities; Founder Member Representative Holdback Account. Any fees, costs, expenses or liabilities incurred by the Founder Member Representative in connection with the performance of its duties under this Agreement shall not be the personal obligation of the Founder Member Representative, but shall be payable by and attributable to the applicable Founder Member (in accordance with their respective Common Units as a proportion of the Common Units held by all applicable Founder Member).

(f) No Liability. To the fullest extent permitted by law, neither the Founder Member Representative nor any agent employed by the Founder Member Representative shall incur any liability to any Founder Member relating to the performance of his duties hereunder except for actions or omissions constituting fraud, bad faith or willful misconduct. The Founder Member Representative shall not have by reason of this Agreement a fiduciary relationship in respect of any Founder Member, except in respect of amounts actually received on behalf of such Person. The Founder Member Representative shall not be required to make any inquiry concerning the performance or observance of any of the terms, provisions or conditions of this Agreement.

Section 8.10 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES HERETO AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HERETO HEREBY AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES HERETO FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 8.11 EXCLUSIVE JURISDICTION AND VENUE. EACH OF THE PARTIES HERETO AGREES THAT ANY DISPUTE BASED ON OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS OR ACTIONS OR OMISSIONS OF ANY PARTY HERETO RELATING TO THIS AGREEMENT SHALL BE LITIGATED IN AND MUST BE BROUGHT IN THE DELAWARE COURT OF CHANCERY (OR, IF SUCH COURT DOES NOT POSSESS OR REFUSES TO ACCEPT JURISDICTION, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY COURT OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR, IN THE CASE OF CLAIMS TO WHICH THE FEDERAL COURTS HAVE EXCLUSIVE SUBJECT MATTER JURISDICTION, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (AND IN THE CASE OF APPEALS IN THE COURTS IN WHICH APPEALS FROM SUCH COURTS ARE TO BE HEARD)). EACH OF THE PARTIES HERETO IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF SUCH COURTS, AND TO THE FULLEST EXTENT PERMITTED BY LAW WAIVES ANY OBJECTION THEY MAY HAVE CONCERNING THE VENUE OR CONVENIENCE OF SUCH FORUM. NOTWITHSTANDING THE FOREGOING, HOWEVER, ANY PARTY MAY COMMENCE ANY ACTION OR PROCEEDING TO ENFORCE ANY JUDGMENT OBTAINED AGAINST

ANOTHER PARTY IN COMPLIANCE WITH THE FOREGOING PROVISIONS IN ANY APPROPRIATE JURISDICTION OR COURT. TO THE FULLEST EXTENT PERMITTED BY LAW, SERVICE OF PROCESS MAY BE MADE ON ANY PARTY HERETO BY PREPAID CERTIFIED MAIL WITH A PROOF OF MAILING RECEIPT VALIDATED BY THE U.S. POSTAL SERVICE CONSTITUTING EVIDENCE OF VALID SERVICE, AND THAT, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, SERVICE MADE PURSUANT TO THE ABOVE SHALL HAVE THE SAME LEGAL FORCE AND EFFECT AS IF SERVED UPON SUCH PARTY PERSONALLY WITHIN THE STATE OF DELAWARE.

Section 8.12 Entire Agreement. This Agreement, including the Schedules hereto, the Exchange Agreement and the other documents and agreements referred to herein or therein or entered into concurrently herewith embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 8.13 Section Titles. Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text hereof.

Section 8.14 No Third Party Beneficiaries. Except for the applicable provisions of Article VII, which shall be enforceable by a Covered Person and/or an Affiliated Institution, this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

MANAGING MEMBER:

JERSEY MIKE’S SUBS INC.

By: /s/ Scott G. McLester
Name:	Scott G. McLester
Title:	General Counsel

BLACKSTONE MEMBER:

SUBMARINE BUYER LLC

By: Submarine Buyer Holdco LLC, its sole member

By: Boardwalk I Aggregator L.P., its managing member

By: BCP 9 Holdings Manager L.L.C., its general partner

By: /s/ Robert Brooks
Name:	Robert Brooks
Title:	Authorized Signatory

FOUNDER MEMBERS:

Original 56ers, Inc.

By: /s/ Peter Cancro
Name:	Peter Cancro
Title:	Authorized Signatory

Christine Cancro Exempt Trust UA Cancro Family Dynasty Trust

By: /s/ Lisa Morgan
Name:	Lisa Morgan
Title:	Authorized Signatory

Caroline Jones Exempt Trust UA Cancro Family Dynasty Trust

By: /s/ Lisa Morgan
Name:	Lisa Morgan
Title:	Authorized Signatory

Robert Cancro Exempt Trust UA Cancro Family Dynasty Trust

By: /s/ Lisa Morgan
Name:	Lisa Morgan
Title:	Authorized Signatory

Paul Cancro Exempt Trust UA Cancro Family Dynasty Trust

By: /s/ Lisa Morgan
Name:	Lisa Morgan
Title:	Authorized Signatory

MANAGEMENT AGGREGATOR:

JERSEY MIKE’S MANAGEMENT AGGREGATOR LLC

By: /s/ Charles R. Morrison
Name:	Charles R. Morrison
Title:	Authorized Signatory